As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-141593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alternative Asset Management Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-8450938 (I.R.S. Employer Identification Number)

590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARK D. KLEIN
Chief Executive Officer
Alternative Asset Management Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 409-2434

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRUCE S. MENDELSOHN, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 — Facsimile	DEANNA L. KIRKPATRICK, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 450-4800 — Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock,
$.0001 par value, and one Warrant(2)	23,000,000 Units	$10.00	$230,000,000	$7,061	(3)

Shares of Common Stock included as part of the Units(2)	23,000,000 Shares	—	—	—	(4)

Warrants included as part of the Units(2)	23,000,000 Warrants	—	—	—	(4)

Total			$230,000,000	$7,061

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 Units, consisting of 3,000,000 shares of Common Stock and 3,000,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	Previously paid.
(4)	No fee pursuant to Rule 457(g).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2007

PROSPECTUS

$200,000,000
Alternative Asset Management Acquisition Corp.
20,000,000 Units

        Alternative Asset Management Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which we refer to as our initial business combination in the alternative asset management sector or a related business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

        This is an initial public offering of our securities. Each unit consists of one share of our common stock and one warrant. We are offering 20,000,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and fifteen months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

        We have also granted the underwriters a 30-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

        In transactions occurring in February, March and July of 2007, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel, whom we refer to as inital stockholders, purchased 5,750,000 shares of our common stock (after giving effect to a stock dividend) for an aggregate purchase price of $25,000. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). We refer to these outstanding shares of common stock as the founders’ common stock throughout this prospectus. Each of the initial stockholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the founders’ common stock in the event we fail to consummate an initial business combination and (ii) vote the founders’ common stock in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination. The founders’ common stock is subject to certain transfer restrictions described in more detail below.

        Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein and Steven Shenfeld have agreed to purchase an aggregate of 4,625,000 warrants at a price of $1.00 per warrant ($4.625 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to the purchasers of these securities as the sponsors, and we refer to these warrants as the sponsors’ warrants throughout this prospectus. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below.

        In addition, the Hanover Group or one of its affiliates, STC Investment Holdings LLC and Solar Capital, LLC, have entered into agreements with Citigroup Global Markets Inc., pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved (the “Buyback Period”). These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. Each of these stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against an initial business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination.

        Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “AMV.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “AMV” and “AMV.WS,” respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

        Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$ 0.70	$ 14,000,000
Proceeds to us (before expenses)	$ 9.30	$186,000,000

(1)	Includes $.30 per unit or $6.0 million in the aggregate (approximately $6.9 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

        The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                , 2007. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.80 per unit, or approximately $196.0 million in the aggregate (approximately $9.77 per unit, or approximately $224.8 million in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at               , with Continental Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation (which may not occur until twenty-four months from the date of this prospectus) as described in this prospectus.

Citi	Lazard Capital Markets

________, 2007

        You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

TABLE OF CONTENTS

Summary	1
Risk Factors	18
Cautionary Note Regarding Forward-Looking Statements	35
Use of Proceeds	36
Dividend Policy	38
Dilution	39
Capitalization	40
Management’s Discussion and Analysis of Financial Condition and Results of Operations	41
Proposed Business	44
Management	61
Principal Stockholders	69
Certain Relationships and Related Transactions	71
Description of Securities	74
Material U.S. Federal Income Tax Consequences to U.S. Holders	81
Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders	84
Underwriting	87
Legal Matters	90
Experts	90
Where You Can Find Additional Information	90
Index to Financial Statements	F-1

        Until            , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

        This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Alternative Asset Management Acquisition Corp. References in this prospectus to “public stockholders” refers to those persons that purchase the securities offered by this prospectus and any of our initial stockholders (as defined below) who purchase these securities either in this offering or afterwards (including pursuant to the limit orders referenced below), provided that our initial stockholders’ status as “public stockholders” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Throughout this prospectus, we sometimes refer to the Hanover Group Limited, together with its subsidiaries, as the Hanover Group, and we sometimes refer to Stone Tower Capital LLC, together with its affiliates, including STC Investment Holdings LLC, one of our initial stockholders, as Stone Tower. Stone Tower® and Stone Tower Capital® are registered in the US Patent and Trademark Office. Except as otherwise specified, all information in this prospectus and all per share information has been adjusted to reflect a stock dividend of 0.226667 shares of common stock for each outstanding share of common stock effected on July 5, 2007.

        We are a blank check company formed under the laws of the State of Delaware on January 26, 2007. We were formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination, in the alternative asset management sector or a related business, meaning a business providing services or products with respect to alternative asset management businesses or to investors in such businesses. Such related businesses could include back-office administrative services, information technology serivces providers and advisory and administrative service providers to high-net worth families and investors, third-party marketers and family offices. Businesses in the alternative asset management sector are commonly referred to by such categories as hedge funds, private equity funds or real estate funds, among others. Alternative asset management portfolios typically include a significant performance fee component and measure success in terms of absolute returns rather than comparisons to benchmark indices. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

        We will seek to acquire a business or businesses whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic growth and growth through acquisitions. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally.

        We will seek to capitalize on the significant alternative asset management and private equity investing experience and contacts of Stone Tower Capital LLC and the Hanover Group, our primary sponsors.

        Stone Tower was founded in 2001 as an asset management firm focused on credit and credit-related assets. Through its affiliates, Stone Tower managed at June 30, 2007 approximately $14.8 billion in leveraged finance-related assets across several structured finance and hedge fund vehicles. At June 30, 2007, Stone Tower had 61employees including 26 investment professionals. Stone Tower’s objective is to generate stable and consistent returns for its investors which include domestic and international banking institutions, insurance companies, pension funds, institutional money management firms, family offices and high net-worth individuals.

        The Hanover Group provides a broad range of financial solutions to business in New Zealand, Australia, Europe and North America. The Hanover Group has expanded through organic growth and acquisition to become one of New Zealand’s largest and leading privately owned financial services companies. Through its subsidiaries, the Hanover Group provides fixed income investments, finance, asset management, public funds management product, and in-house private equity both in New Zealand and internationally. The predominant focus of the

1

Hanover Group’s portfolio is property development and property related transactions (including, residential development, subdivision, land banks, commercial and tourism related developments as well as agricultural conversions, and residential, commercial and mixed-use property investment). The Hanover Group has approximately $870 million of investor funds under management, approximately $975 million of consolidated assets, and shareholder equity in excess $100 million and services over 40,000 retail investors. The Hanover Group is headquartered in New Zealand, and has offices in New Zealand, Australia, United Kingdom and North America.

        While we may seek to acquire more than one business or asset, which we refer to as our target business or target businesses, our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full). The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

        We have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark D. Klein, our chief executive officer, president and a director and Paul D. Lapping, our chief financial officer, treasurer and secretary, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Hanover Group US, LLC, Messrs. Klein and Lapping, and companies or other entities which they manage or control, in the alternative asset management sector or a related business with an enterprise value of $155 million or more. Hanover Group US, LLC and Messrs. Klein and Lapping will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us (subject to any fiduciary obligations they may have) and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

        If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.80 per share of common stock held by them (or approximately $9.77 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements and Future Purchases of Common Stock

        On February 25, 2007, we issued 5,750,000 shares of our common stock to Jakal Investments LLC, the family trust of Paul Lapping, for $25,000 in cash, at a purchase price of approximately $0.004 per share (after giving effect to a stock dividend). This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). Subsequent to the purchase of these shares Jakal Investments LLC transferred at cost an aggregate of 5,203,750 of these shares to Hanover Overseas Limited, an indirect subsidiary of the Hanover Group, whose primary purpose is to be involved with the organization and initial public offering of a blank check company, STC Investment Holdings LLC, Solar Capital, LLC, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel. On July 6, 2007, Hanover Overseas Limited transferred at cost an aggregate of 539,062 shares of common stock to Mark Klein. Michael Levitt, who is our Chairman, and Jonathan Berger, a director, are each affiliated with STC Investment Holdings LLC and Michael Gross, a director, is affiliated with Solar Capital, LLC. Each of the initial stockholders has agreed to (i) waive any right to receive a liquidation distribution with respect to

2

the founders’ common stock in the event we fail to consummate an initial business combination and (ii) vote the founders’ common stock in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination. The founders’ common stock is subject to certain transfer restrictions described in more detail below.

        The initial stockholders have agreed not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the founders’ common stock is subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        Entities affiliated with certain of our directors and executive officers, which such entities are Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, and Jakal Investments, LLC, along with Mark Klein and Steven Shenfeld, have agreed to purchase an aggregate of 4,625,000 warrants at a price of $1.00 per warrant ($4.625 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. Mark Klein, our chief executive officer, president and a director, is the chief executive officer of Hanover Group US LLC, which is an affiliate of Hanover Overseas Limited, Michael J. Levitt, our chairman of the board and Jonathan Berger, a director, are affiliated with STC Investment Holdings LLC, Michael S. Gross, a director, is affiliated with Solar Capital, LLC and Paul Lapping, our chief financial officer, treasurer and secretary, is affiliated with Jakal Investments, LLC. The $4.625 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $4.625 million will be part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless.

        The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer &Trust Company.

        In addition, the Hanover Group or one of its affiliates, STC Investment Holdings LLC, an entity affiliated with Michael J. Levitt, our chairman of the board and Jonathan Berger one of our directors, and Solar Capital, LLC, an entity affiliated with Michael S. Gross, one of our directors, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances (the “Buyback Period”). These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. Each of these stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. As a result, the Hanover Group, STC Investment Holdings

3

LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against an initial business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination.

        If the underwriters determine the size of this offering should be increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as $0.03.

        Our executive offices are located at 590 Madison Avenue, 35th Floor, New York, New York 10022, and our telephone number is (212) 409-2434.

4

THE OFFERING

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 18 of this prospectus.

Securities offered:	20,000,000 units, each unit consisting of:

•	one share of common stock, par value $0.0001 per share; and

•	one warrant

Trading commencement and separation of common stock and
warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is initially
prohibited:	In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Units:

Number outstanding
before this offering:	—

Number outstanding
after this offering:	20,000,000 units

Common stock:

Number outstanding
shares before this offering:	5,750,000 shares(1)

Number to be outstanding
shares after this offering:	25,000,000 shares

Warrants:

Number outstanding
before this offering:	—

Number of sponsors’ warrants to be sold privately simultaneously with consummation of
this offering:	4,625,000 warrants

(1)	This number includes an aggregate of 750,000 shares of common stock that are subject to forfeiture by our initial stockholders to the extent that the over-allotment is not exercised in full by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 shares of common stock have been forfeited by our initial stockholders.

5

Number to be outstanding after this offering and the private placement of
the sponsors’ warrants:	24,625,000 warrants

Exercisability:	Each warrant is exercisable to purchase one share of our common stock.

Exercise price:	$7.50 per share

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination; or

•	fifteen months from the date of this prospectus.

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	Once the warrants become exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period defined below, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We may not redeem the sponsors’ warrants so long as they are held by the sponsors or their permitted transferees. The underwriters do not have any consent rights in connection with our exercise of redemption rights with respect to the warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:

•	provide warrant holders with adequate notice of redemption;

•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled

6

redemption date. However, there can be no assurance that the price of the common stock will not fall below the $14.25 trigger price or the $7.50 warrant exercise price after the redemption notice is issued. In no event will we be required to settle the exercise of these warrants or the sponsors’ warrants discussed below, whether by net cash settlement or otherwise.

Founders’ common stock:	In transactions occurring in February, March and July of 2007, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel purchased 5,750,000 shares of our common stock (after giving effect to our stock dividend) for an aggregate purchase price of $25,000. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). The founders’ common stock is identical to the shares included in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions described below;

•	the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and as a result, will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the founders’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

Permitted transferees means:

•	immediate family members of the holder and trusts established by the holder for estate planning purposes; and

•	affiliates of the holder.

In addition, the initial stockholders are entitled to registration rights with respect to the founders’ common stock under an agreement to be signed on or before the date of this prospectus.

The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0

7

million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. Each of these stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against an initial business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination. The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC have agreed to make available to Citigroup Global Markets Inc. quarterly statements confirming that they each have sufficient funds to satisfy these transactions. In addition, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC are entitled to registration rights with respect to the shares purchased pursuant in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 during the Buyback Period under an agreement to be signed on or before the date of this prospectus.

Sponsors’ warrants purchased through
private placement:	Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein and Steven Shenfeld have entered into agreements with us to invest $4.625 million in us in the form of sponsors’ warrants to purchase 4,625,000 shares of our common stock at a price of $1.00 per warrant. The sponsors are obligated to purchase the sponsors’ warrants from us upon the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $4.625 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants:

•	are subject to the transfer restrictions described below;

8

•	are non-redeemable so long as they are held by any of the sponsors or their permitted transferees; and

•	will not be exercisable while they are subject to the transfer restrictions described below;

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsors’ warrants will not be issued pursuant to a registration statement so long as they are held by our sponsors and their permitted transferees, the warrant agreement provides that the sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided, however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

We will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. In addition, the sponsors are entitled to registration rights with respect to the sponsors’ warrants under an agreement to be signed on or before the date of this prospectus.

Right of first review:	We have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark D. Klein, our chief executive officer, president and a director, and Paul D. Lapping, our chief financial officer, treasurer and secretary, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Hanover Group US, LLC, Messrs. Klein and Lapping, and companies or other entities which they manage or control, in the alternative asset management sector or a related business with an enterprise value of $155 million or more. Hanover Group US, LLC and Messrs. Klein and Lapping will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us (subject to any fiduciary obligations they may have) and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. Based upon our understanding of the existing fiduciary obligations of Messrs. Klein and Lapping and the types of target businesses we will be focusing on, we don’t believe these fiduciary obligations will materially impact the right of first review agreement. Other than Mr. Klein, none of our directors have entered into similar agreements.

Conflicts of Interest:	For a description of potential conflicts of interest see “Risk Factors” and “Management — Conflicts of Interest.”

Proposed American Stock Exchange symbols for our:

Units:	“AMV.U”

9

Common stock:	“AMV”

Warrants:	“AMV.WS”

Proceeds of offering and private placement of sponsors’ warrants to be held in trust account and amounts payable prior to trust account distribution
or liquidation:	Approximately $196.0 million, or approximately $9.80 per unit (approximately $224.8 million, or approximately $9.77 per unit, if the underwriters’ over- allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in a trust account at with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus.

These proceeds include $6.0 million in deferred underwriting discounts and commissions (or approximately $6.9 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of completion of our initial business combination or our liquidation. Unless and until an initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering, and the investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest or franchise tax obligations and (ii) interest income earned of up to $2.2 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $2.2 million of interest income (which provision we refer to as the tax holdback). With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $25,000).

Limited payments to
insiders:	There will be no fees, reimbursements or other cash payments paid to our initial stockholders, sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:

•	Repayment of a $175,000 loan that is non-interest bearing made to us by Mark Klein to cover offering expenses;

•	A payment of an aggregate of $10,000 per month to Hanover Group US LLC, an indirect subsidiary of the Hanover Group, for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to this offering and expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses, none of which have been

10

incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.2 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Our audit committee will review and approve all reimbursements made to our initial stockholders, sponsors, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All amounts held in the
trust account that are
not converted to cash,
released to us in the form
of interest income or
payable to the
underwriters for deferred
discounts and
commissions will be
released to us on closing
of our initial business

combination:	All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income to pay taxes on interest or to fund working capital will be released to us upon closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination that are described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3% of the gross proceeds of this offering, or $6.0 million (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including but not limited to maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended without the unanimous consent of our stockholders prior to our consummation of an initial business combination, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve of an initial business combination. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and

11

liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Our initial business combination will be approved only if a majority of the shares of common stock voted by the public stockholders present in person or by proxy are voted in favor of our initial business combination and in favor of our amendment to provide for our perpetual existence and public stockholders owning less than 30% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

Stockholders must approve initial business
combination:	We will seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable state law.

In connection with the stockholder vote required to approve our initial business combination, the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors or any shares purchased by the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, under agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 described above. Accordingly, they may vote these shares in connection with a shareholder vote on a proposed initial business combination any way they choose. As discussed below, however, they have waived any conversion rights in the event they vote against an initial business combination and the initial business combination is approved.

Conditions to consummating our initial
business combination:	We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, initial stockholders or sponsors or any entity that has received a material financial investment from our initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors.

12

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination. We have not taken any steps to obtain such financing and there is no assurance we would be able to obtain such financing. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders present in person or by proxy are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of your shares into a pro rata share of the trust account, which only occurs when you exercise the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.2 million on the trust account balance previously released to us to fund our working capital requirements, if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would only be entitled to convert their shares of common stock into a pro rata share of the aggregate amount on deposit in the trust account in the event that such stockholders elect to vote against a subsequent business combination which is approved by stockholders and completed, or in connection with our dissolution and liquidation. The initial stockholders, sponsors and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering including pursuant to the limit orders discussed above, under any circumstances.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the

13

consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.80 per share (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount may be less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation promptly after completion of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements.

Liquidation if no initial
business combination:	If we are unable to complete an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors (which means entities that provide goods or services to us) or other entities we engage after this offering) and any prospective

14

target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Mark Klein and Paul Lapping have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Klein and Lapping specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Messrs. Klein and Lapping as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to use, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event Messrs. Klein and Lapping have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Mark Klein and Paul Lapping have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds from this offering and the sale of the sponsors’ warrants not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.80 (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full), or $0.20 less than the per-unit offering price of $10.00 (or $0.23 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.80 (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full).

15

Escrow of founders’ common stock and
sponsors’ warrants:	On or prior to the date of this prospectus, our initial stockholders and sponsors will place the founders’ common stock and sponsors’ warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent until termination of the transfer restrictions applicable to such securities discussed above.

Audit Committee to
monitor compliance:	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of
offering amount:	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

16

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2007
	Actual	As Adjusted
	(unaudited)
Balance Sheet Data:
Working capital (deficiency)	$ (65,811)	$190,049,000
Total assets	$215,000	$190,049,000
Total liabilities	$191,000	$ -0-
Value of common stock which may be converted to cash	$ —	$ 58,799,990
Stockholders’ equity	$ 24,000	$131,249,010

        The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $4.625 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets is net of $6.0 million being held in the trust account (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

        The “as adjusted” working capital and total assets amounts include approximately $190.0 million (which is net of deferred underwriting discounts and commissions of approximately $6.0 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use the initial trust amount of $196.0 million to pay amounts owed to (i) any public stockholders who exercise their conversion rights and (ii) the underwriters in the amount of $6.0 million (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions if a business combination is consummated. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 24 months from the date of this prospectus. If an initial business combination is not so consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and interest income of up to $2.2 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of our liquidation.

        We will not consummate an initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 5,999,999 shares of common stock (or 6,899,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.80 for approximately $58,799,990 in the aggregate (or approximately $9.77 per share for approximately $67,439,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance released to us as described above, as of two business days prior to the proposed consummation of the initial business combination,
•	divided by the number of shares of common stock sold in this offering.

17

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

        We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete an initial business combination. If we expend all of the $25,000 in proceeds from this offering not held in trust and interest income earned of up to $2.2 million (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

        As of March 15, 2007, we had $180,000 in cash and a working capital deficiency of $8,500. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

        Pursuant to our amended and restated certificate of incorporation we will have 24 months in which to complete an initial business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Sixth of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, an initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before an initial business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

        If we are unable to complete an initial business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of

18

seeking an initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of an initial business combination.

If we are unable to consummate an initial business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

        We have 24 months in which to complete an initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate an initial business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate an initial business combination, it may be more difficult for us to do so.

        Since January 2005, based upon publicly available industry information, approximately 100 similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking to go public. Of these companies, 17 companies have consummated an initial business combination, while 25 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination, and 5 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, based upon publicly available industry information there are approximately 53 blank check companies with more than $5 billion in trust, and 23 blank check companies currently in the registration process with the SEC with $2.6 billion proposed to be put in trust, that are seeking to carry out a business plan similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of an initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate an initial business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete an initial business combination.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated

19

during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

        We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

        Of the net proceeds of this offering, only $25,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.80 per share (or $9.77 per share if the underwriters’ over-allotment option is exercised in full).

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses with which we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

20

        Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.80 (or less than $9.77 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of an initial business combination and distribute the proceeds held in trust to our public stockholders, Mark Klein and Paul Lapping have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Klein and Lapping specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Klein and Lapping, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. The measures described above are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Mark Klein and Paul Lapping having any such obligations is minimal. Based upon respresentations from Messrs. Klein and Lapping as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to us, we believe they will be able to satisfy any indemnification obligations that may arise. However, in the event Messrs. Klein and Lapping have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.80 (or less than $9.77 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share (or at least $9.77 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        If we are unable to complete an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage

21

after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot

22

assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If the private placement was not conducted in compliance with applicable law, our sponsors may have the right to rescind their warrant purchases. Their rescission rights, if any, may require us to refund an aggregate of $4,625,000 to our sponsors, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

        Although we believe that we have conducted the private placement in accordance with applicable law, there is a risk that the sponsors’ warrants should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although our sponsors have waived their rights, if any, to rescind their warrant purchases as a remedy to our failure to register these securities, their waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If the sponsors bring a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $4,625,000, plus interest, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

The investment management business is intensely competitive which may make it difficult for us to consummate an initial business combination or generate attractive returns.

        We will be targeting businesses in the alternative asset management sector and related businesses. Alternative asset management portfolios are commonly referred to by such categories as hedge funds, private equity funds or real estate funds, among others. Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. If this trend continues, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving targeted returns. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of alternative asset management businesses relative to investments in other investment products could decrease.

        To the extent we acquire a business in the alternative asset management sector, we will compete in all aspects of our business with a large number of investment management firms, private equity fund sponsors, hedge fund sponsors and other financial institutions. Additionally, many of these competitors may be attempting to acquire businesses in the alternative asset management sector, which could make it more difficult for us to consummate our initial business combination. After any such acquisition, a number of factors may serve to increase our competitive risks:

•	investors may develop concerns that we will allow a business to grow to the detriment of its performance;
•	other entities that participate in the alternative asset management sector will have greater capital and may have greater sector expertise than we do, which creates competitive disadvantages with respect to investment opportunities; and
•	there are relatively few barriers to entry impeding new private equity and hedge fund management firms, and the successful efforts of new entrants into the alternative asset management sector, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition.

        These and other factors could materially adversely affect any target business and our ability to successfully consummate an initial business combination.

23

The reputation of the alternative asset management industry could be adversely affected by regulatory compliance failures, the potential adverse effect of changes in laws and regulations applicable to our business and effects of negative publicity surrounding the hedge fund industry in general.

        Potential regulatory action poses a significant risk to the alternative asset management industry, which is subject to extensive regulation in the United States and in other countries. If we acquire a target business in the alternative asset management industry, we may be subject to regulation by the SEC under the Securities Exchange Act of 1934 and possibly the Investment Advisers Act of 1940. It is also likely that our investing activities will be subject to regulation by various US state regulators and possibly by other Federal regulators, such as the Commodity Futures Trading Commission. To the extent we acquire a target business with international operations, our investment activities around the globe will be subject to a variety of regulatory regimes that vary country by country.

        Each of the regulatory bodies with jurisdiction over the alternative asset management industry has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular businesses. A failure to comply with the obligations imposed by the Investment Advisers Act of 1940 on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the Investment

Company Act of 1940, could result in investigations, sanctions and reputational damage among other things. Any liquid hedge fund businesses and hybrid hedge fund business in which we may engage would be involved regularly in trading activities which implicate a broad number of US and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Violation of such laws could result in severe restrictions on our activities and in damage to our reputation.

        Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions as well as criminal penalties and civil liability. The regulations to which we may be subject are designed primarily to protect asset management clients and investors in funds and to ensure the integrity of the financial markets. Even if a sanction imposed against us or our personnel by a regulator is for a small monetary amount, the adverse publicity related to such sanction against us by regulators could harm our reputation and impede our ability to raise additional capital.

        As a result of recent highly-publicized financial scandals, investors have exhibited concerns over the integrity of the US financial markets, and the regulatory environment surrounding the alternative asset management industry is subject to further regulation. In recent years, there has been debate in both the US and foreign governments about new rules or regulations to be applicable to hedge funds or other alternative investment products. We may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other US or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Such changes could place limitations on the type of investor that can invest in alternative asset funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative asset managers. Any such changes could increase our costs of doing business or materially adversely affect our profitability.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of “carried interest”, and these laws could be changed in a manner that materially impacts the alternative asset management sector.

        Some members of the United States Congress are considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., “carried interest”) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase taxes payable by equity holders of certain alternative asset management businesses and/or materially increase the tax liability of alternative asset management businesses and thus reduce the value of their outstanding equity. In the event that we acquire a business in the alternative asset management sector, any such change in the U.S. Federal tax laws may have a material adverse effect on our profitability by increasing our tax liabilities or by increasing the amount of taxes payable by our stockholders either of which could adversely affect the value of our common stock.

24

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed initial business combination.

We may issue shares of our capital stock or debt securities to complete an initial business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

        Our amended and restated certificate of incorporation, which will be in effect at the time of consummation of this offering, will authorize the issuance of up to 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 750,000 shares of common stock by our founders), there will be 10,375,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsors’ warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

        The value of your investment in us may decline if any of these events occur.

25

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the initial business combination for any number of reasons including those beyond our control such as that 30% or more of our public stockholders vote against the initial business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the initial business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following an initial business combination.

        Our ability to successfully effect an initial business combination is dependent upon the efforts of our key personnel, including Michael Levitt, Mark Klein, Paul Lapping, Michael Gross and Jonathan Berger. We believe that our success depends on the continued service of Messrs. Levitt, Klein, Lapping, Gross and Berger, at least until we have consummated an initial business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, Messrs. Levitt, Klein, Lapping, Gross and Berger are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential initial business combinations and monitoring the related due diligence. Neither Mr. Levitt, Mr. Berger nor Mr. Gross is obligated to present to us any potential initial business combination. We do not have an employment agreements with, or key-man insurance on the lives of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us.

        The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our key personnel will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

26

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

        Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.2 million that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and certain directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. See “Management — Conflicts of Interest.”

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

        Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. As of the date of this prospectus, Mr. Levitt, our chairman, is affiliated with Stone Tower Capital LLC, I/ST Equity Partners LLC and Everquest Financial Ltd., Mr. Berger, a director, is affiliated with Stone Tower Capital LLC and I/ST Equity Partners LLC and Mr. Gross, a director, is affiliated with Solar Capital, LLC, Marathon Acquisition Corp., Magnetar Capital Partners LP and Magnetar Financial LLC. See “Management – Conflicts of Interest”. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe contractual or other fiduciary duties. Accordingly, they may have fiduciary obligations and other conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

        We have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark Klein and Paul Lapping, which provides that we will have a right of first review with respect to business combination opportunities of Hanover Group US, LLC and Messrs. Klein and Lapping, and companies or other entities which they manage or control, in the alternative asset management sector or a related business with an enterprise value of $155 million or more. Other than Mr. Klein, our directors have not entered into a similar right

27

of first review agreement, and due to potential conflicts of interest we have agreed that neither Mr. Levitt, Mr. Berger nor Mr. Gross is obligated to present to us any specific business opportunity, including any potential initial business combination. See “Management — Conflicts of Interest.”

Certain of our directors and entities affiliated with certain of our directors and executive officers, own shares of our common stock issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

        Certain of our directors and entities affiliated with certain of our directors and executive officers, own shares of our common stock that were issued prior to this offering in consideration for an aggregate purchase price of $25,000. Additionally, STC Investment Holdings LLC, Hanover Overseas Limited, Solar Capital, LLC, Jakal Investments LLC, Mark Klein and Steven Shenfeld are purchasing 1,423,000, 1,067,250, 712,000, 712,000, 355,750 and 355,000 sponsors’ warrants, respectively, each at a purchase price of $1.00 per warrant, upon consummation of this offering. Such purchasers have waived their right to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the founders’ common stock as well as the sponsors’ warrants will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination.

        Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

        Our initial business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the

28

existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

        Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

        In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater

29

technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of an initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because only 42 of the 47 blank check companies that have gone public in the United States since January 2005 have either consummated an initial business combination or entered into a definitive agreement for an initial business combination and 5 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate an initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate an initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of this offering, our initial stockholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our initial stockholders have any current intention to purchase units in this offering. In addition, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. Assuming that these limit orders are completed in full at a purchase price equal to $9.80 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our officers or directors or entities affiliated with our officers and directors prior to such time, our officers and directors and entities affiliated with our officers and directors will hold approximately 32% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to an initial business combination. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will

30

be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of an initial business combination.

Our initial stockholders paid an aggregate of $25,000, or $0.005 per share for the founders’ common stock, (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 750,000 shares of founders’ common stock) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 30.92% or $3.09 per share (the difference between the pro forma net tangible book value per share of $6.91, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

        We will be issuing warrants to purchase 20,000,000 shares of common stock (or 23,000,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and the sponsors’ warrants to purchase 4,625,000 shares of common stock (an aggregate of 24,625,000 warrants if the underwriters’ over-allotment option is not exercised and 27,625,000 warrants if the underwriters’ over-allotment option is exercised). To the extent we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

31

If our initial stockholders or our sponsors or their permitted transferees exercise their registration rights with respect to the founders’ common stock or sponsors’ warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect an initial business combination.

        The initial stockholders or their permitted transferees are entitled to demand that we register the resale of the founders’ common stock at any time generally commencing nine months after the consummation of our initial business combination. Additionally, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC are entitled to demand that we register the resale of the shares of Common Stock they purchase under rule 10b5-1 during the Buyback Period at any time generally commencing nine months after the consummation of our initial business combination. Finally, our sponsors or their permitted transferees are entitled to demand that we register the resale of their sponsors’ warrants and underlying shares of common stock at any time after we consummate an initial business combination. We will bear the cost of registering these securities. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 5,000,000 shares of common stock and 4,625,000 warrants (as well as 4,625,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

        Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

        The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

        We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
32

•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

        A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

        If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

        In addition, we may have imposed upon us certain other burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

33

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

34

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete our initial business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

35

USE OF PROCEEDS

        We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants, will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$200,000,000	$230,000,000
Proceeds from sale of sponsors’ warrants	4,625,000	4,625,000

Total gross proceeds	$204,625,000	$234,625,000

Offering expenses(1)
Underwriting discount (7% of offering gross proceeds)	$ 14,000,000	$ 16,100,000
Legal fees and expenses	300,000	300,000
Printing expenses	65,000	65,000
Accounting fees and expenses	65,000	65,000
SEC registration fee	7,061	7,061
NASD filing fee	36,000	36,000
American Stock Exchange fees	75,000	75,000
Miscellaneous expenses	50,939	50,939
Initial trustee fees	1,000	1,000

Total offering expenses	$ 14,600,000	$ 16,700,000

Proceeds after offering expenses	$190,025,000	$217,925,000

Net offering proceeds held in trust	$190,000,000	$217,900,000
Deferred underwriting discounts and commissions held in trust	$ 6,000,000	$ 6,900,000

Total held in trust	$196,000,000	$224,800,000

Net offering proceeds not held in trust	$ 25,000	$ 25,000

Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(2)

Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$ 800,000	$ 800,000

Payment for office space, administrative and support services to Hanover Group US, LLC ($10,000 per month for up to 24 months)	$ 240,000	$ 240,000

Legal and accounting fees relating to SEC reporting obligations	$ 120,000	$ 120,000

Working capital to cover miscellaneous expenses(3)	$ 1,065,000	$ 1,065,000

Total	$ 2,225,000	$ 2,225,000

(1)	$74,811 of the offering expenses have been paid from the $175,000 advance we received from Mark Klein described below. This advance will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	The amount of net proceeds from this offering not held in trust will remain constant at $25,000 even if the underwriters’ over-allotment option is exercised. In addition, $2,200,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements potentially including the items described above. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(3)	The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, director and officer liability insurance premiums, brokers’ retainer fees, consulting fees, finders’ fees and fees payable to Continental Stock Transfer & Trust Company for serving as trustee and our transfer agent.

36

        A total of approximately $196.0 million (or approximately $224.8 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $6.0 million (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at                with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, or used to pay taxes, will be released promptly after closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the initial business combination and less than 30% of the public stockholders electing to exercise their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

        We have agreed to pay Hanover Group US LLC, an entity affiliated with Mark Klein, our chief executive officer and president, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Hanover Group US LLC for our benefit and is not intended to provide Mark Klein or Paul Lapping compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Hanover Group US LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial business combination or our liquidation, we will cease paying these monthly fees.

        We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, sponsors, officers or directors, or to any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination, other than a total of $10,000 per month for office space and administrative services, including secretarial support. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to our initial stockholders, sponsors, officers or directors and their respective affiliates (other than the $10,000 monthly payment described above) and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

        We believe that amounts not held in trust as well as the interest income of up to $2.2 million earned on the trust account balance that may be released to us subject to the tax holdback (as described in more detail below) will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will

37

accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2.2 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $2.2 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of our officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

        To the extent that our capital stock is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        As of the date of this prospectus, Mark Klein has advanced to us a total of $175,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD registration fee, American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of February 25, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust and interest released from the trust.

DIVIDEND POLICY

        Except for the stock dividend of 0.226667 shares of common stock for each outstanding share of common stock effected on July 5, 2007, we have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of an initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

38

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At June 30, 2007, our net tangible book value was a deficiency of $65,811, or approximately ($0.01) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsors’ warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2007 would have been $131,249,010, or $6.91 per share, representing an immediate increase in net tangible book value of $6.92 per share to the initial stockholders and an immediate dilution of $3.09 per share or 30.92% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $58,799,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 30% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $6.0 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor’s warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.01)
Increase attributable to new investors	6.92

Pro forma net tangible book value after this offering		6.91

Dilution to new investors		$3.09

        The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	5,000,000	(1)	20.00%	$ 25,000	0.01%	$ 0.01
New investors	20,000,000		80.00%	200,000,000	99.99%	$10.00

	25,000,000		100.0%	$200,025,000	100.0%	$ 8.00

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$ (65,811)
Net proceeds from this offering and sale of sponsors’ warrants	190,025,000
Offering costs excluded from net tangible book value before this offering	89,811
Less: Proceeds held in trust subject to conversion to cash ($196,000,000 x 30% (minus one share))(2)	(58,799,990)

$ 131,249,010

Denominator:
Shares of common stock outstanding prior to this offering	5,000,000 (1)
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 x 30% (minus one share))	(5,999,999)

19,000,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 shares of common stock have been forfeited by our initial stockholders.
(2)	Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.30 per share or $6.0 million) which will be distributed to the underwriters on completion of our initial business combination.

39

CAPITALIZATION

        The following table sets forth our capitalization at June 30, 2007 and as adjusted to give effect to the sale of our units, the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

June 30, 2007
	Actual	As Adjusted(1)
Note payable to affiliate(2)	$ 175,000	$ —
Common stock, 0 and 5,999,999 shares of which are subject to possible
conversion at conversion value(3)	$ —	$ 58,799,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none
issued or outstanding	$ —	$ —

Common stock, $0.0001 par value, 60,000,000 shares authorized;
5,750,000 shares issued and outstanding; 19,000,001(4) shares issued and outstanding (excluding 5,999,999 shares subject to possible
conversion), as adjusted	$ 575	$ 1,900
Additional paid-in capital	24,425	131,248,110
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	$ 24,000	$ 131,249,010

Total capitalization	$ 199,000	$ 190,049,000

(1)	Includes the $4.625 million we will receive from the sale of the sponsors’ warrants.
(2)	Note payable to affiliate is a promissory note issued in the amount of $175,000 in the aggregate to Mark Klein. The note is non-interest bearing and is payable on the earlier of February 25, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% of the aggregate number of shares sold in this offering (minus one share) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.80 per share (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 750,000 shares of common stock have been forfeited by our initial stockholders.

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We were formed on January 26, 2007, to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Initially, we will be targeting businesses in the alternative asset management sector, but we may acquire a business outside of that sector. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We intend to effect an initial business combination using cash from the proceeds of this offering and the private placements of the sponsors’ warrants, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our common stock.

        Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

        As indicated in the accompanying financial statements, at March 15, 2007 and June 30, 2007 (unaudited), we had $180,000 and $125,189 in cash and a working capital deficiency of $8,500 and $65,811 respectively. Further, we have incurred and expect to continue to incur significant costs. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsors’ warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

41

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ common stock, and an advance from Mark Klein that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $14.0 million (or approximately $16.1 million if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the sponsors’ warrants for an aggregate purchase price of $4.625 million, will be approximately $190.0 million (or approximately $217.9 million if the underwriters’ over-allotment option is exercised in full). Approximately $196.0 million (or $224.8 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $6.0 million (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $25,000 will not be held in trust.

        We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts and commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income of up to $2.2 million on the balance of the trust account to be released to us for working capital requirements (subject to the tax holdback), will be sufficient to allow us to operate for at least the next 24 months, assuming an initial business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $800,000 for expenses for the due diligence and investigation of a target business or businesses; an aggregate of $240,000 for office space, administrative services and support payable to Hanover Group US LLC, representing $10,000 per month for up to 24 months; $120,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,065,000 for general working capital that will be used for miscellaneous expenses, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.” We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2.2 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $2.2 million on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

42

Related Party Transactions

        As of the date of this prospectus, Mark Klein has advanced on our behalf a total of $175,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of February 25, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in trust and interest income released to us from the trust account.

        We are obligated, commencing on the date of this prospectus, to pay Hanover Group US LLC, an entity affiliated with Mark Klein, a monthly fee of $10,000 for office space and general and administrative services.

        STC Investment Holdings LLC, Hanover Overseas Limited, Solar Capital, LLC, Jakal Investments LLC, Mark Klein and Steven Shenfeld have committed to purchase 1,423,000, 1,067,750, 712,000, 712,000, 355,750 and 355,000 sponsors’ warrants, respectively, at $1.00 per warrant (for a total purchase price of $4.625 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

        In addition, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. Each of these stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. Assuming that these limit orders are completed in full at a purchase price equal to $9.80 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by these entities, STC Investment Holdings LLC, the Hanover Group and Solar Capital, LLC will own approximately 11.6%, 9.7% and 6.6% of our outstanding shares of common stock, respectively, and approximately 27.9% of our outstanding common stock in the aggregate. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against an initial business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including the shares purchased pursuant to such limit order agreements, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these limit order agreements until one year after we have completed an initial business combination.

43

PROPOSED BUSINESS

Introduction

        We are a recently organized Delaware blank check company formed to complete an initial business combination with one or more businesses or assets in the alternative asset management sector or a related business. A business related to the alternative asset management sector means a business providing services or products with respect to alternative asset management sector, including services to alternative asset management businesses or to investors in such businesses. Such related business could include back-office administrative services, information technology service providers and advisory and administrative service providers to high-net worth families and investors, third-party marketers and family offices. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Overview of the Alternative Asset Management Industry

        Background

        The asset management industry is a multi-trillion dollar business, based on assets under management, focused on the management of investments on behalf of investors in exchange for a contracted fee. The asset management industry can be broadly divided into two categories: traditional asset management, and alternative asset management.

•	Traditional asset management, in general, involves managing portfolios of actively traded equity, fixed income and/or derivative securities. The investment objectives of such portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. Such portfolios may include investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds, closed-end funds or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are compensated, in general, on a monthly or quarterly basis, at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. Managers of such portfolios, in the United States, are typically registered with the SEC under the Investment Advisers Act of 1940.
•	Alternative asset management, in general, involves managing portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. These investment returns tend to have a lower correlation to the broader market than do traditional asset management strategies. Alternative asset management portfolios may be held through funds organized as limited partnerships, or other business forms separate accounts managed on behalf of individuals or institutions, or investment companies registered under the Investment Company Act of 1940 (e.g., business development companies). Alternative asset management businesses are typically exempt from registration with regulatory authorities. Such businesses in the United States may or may not be registered with the SEC under the Investment Advisers Act of 1940, depending upon certain factors, such as the registration status of such portfolios under the Investment Company Act of 1940, the number of clients of the adviser and the amount of assets under the adviser’s management. Alternative asset management portfolios are commonly referred to by such categories as hedge funds, private equity funds or real estate funds, among others. The commonality across nearly all alternative asset management portfolios is that the fee arrangements typically include a significant performance fee (incentive income) component and that investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.

        A further discussion of private equity funds, hedge funds and real estate funds is set forth below.

       Private Equity Funds

        Private equity funds generally refer to portfolios of non-actively traded common equity, preferred stock or mezzanine or distressed debt securities of private companies, but such funds may include investments in such equity or debt securities of public companies. Private equity funds also may include investments that constitute

44

either control or minority positions in private companies or investments in an array of real estate securities or assets, including those made through special purpose funds that have risk-return characteristics similar to those of other private equity investments and venture capital investments. Private equity fund managers often seek to exploit dislocations in the market when other investors do not recognize the value of a certain company or security. These investments may include significant changes to a company’s capital structure through the use of borrowed capital, a strategy referred to as a “leveraged buyout.” In certain cases, private equity funds engage in the acquisition and delisting of public companies.

        Private equity funds are typically structured as unregistered limited partnership or limited liability company funds that obtain commitments from certain qualified investors to provide a specified amount of equity capital for investment on their behalf. These funds are often ten year fixed-lived vehicles with provisions to extend if appropriate. Investors’ capital is typically called by the fund as investments are made over the first three to six years of the fund’s term. Investors’ capital is typically returned through distributions when those investments are subsequently liquidated. Liquidation typically occurs within five to eight years. Typical private equity fund investors are high net worth individuals and institutions. Private equity fund managers typically earn fees based on various combinations of the following: (i) management fees on committed or contributed capital, (ii) all or a portion of transaction and monitoring fees as capital is invested and (iii) fees based on the net profits of the fund, often subject to a preferred return for investors and contingent repayment based on actual realized performance of the fund at the time of liquidation of the Fund. Private equity fund managers typically commit a portion of their own capital to the funds they manage. Private equity fund managers may be subject to registration as investment advisers under the Federal securities law.

       Hedge Funds

        Hedge funds generally refer to privately held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under all market conditions. Hedge funds typically differ from traditional asset vehicles such as mutual funds either by the strategies they employ or the asset classes in which they invest. Asset classes in which hedge funds may invest include liquid and illiquid securities, derivatives instruments, pools of loans or other financial assets, asset-backed securities and a variety of other non-traditional assets such as distressed securities. Strategies employed by hedge funds include asset based lending; equity long-short convertible arbitrage; distressed securities; equity market neutral; fixed income arbitrage; merger arbitrage; and global macro and other quantitative and non-quantitative strategies. These strategies can employ methods including use of leverage, short positions, hedging, swaps, arbitrage derivatives and quantitative or other methods.

        Hedge funds are typically structured as limited partnerships or limited liability companies. Hedge fund managers may be subject to registration as investment advisors under federal securities law. Hedge fund managers typically earn (i) management fees based on the net asset value of the fund and (ii) incentive fees based on the performance of the fund that they manage (i.e., the net realized and unrealized gains in the portfolio). There are, however, some limitations to these fees. Some hedge funds set a “hurdle rate”, under which the fund manager does not earn an incentive fee until the fund’s performance exceeds a benchmark rate. Another feature common to hedge funds is the “high water mark”, which serves to encourage fund managers to recoup losses. Under a high water mark arrangement, a fund manager does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Hedge fund managers typically commit a portion of their own capital in the funds they manage. Investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include initial lock-up periods and limitations on withdrawals. Typical hedge fund investors are high net worth individuals and institutions.

        Historically, many hedge fund strategies have provided investors with attractive risk-adjusted returns and reduced statistical correlation (in comparison to traditional asset management) with the performance of equity or bond markets. For example, the HFRI Fund Weighted Composite, which is an index that tracks the performance of a broad group of hedge funds, yielded an annualized 9.9% return with a standard deviation of 4.7% over the last five years in comparison to the S&P 500 Index, which yielded an annualized 6.3% return with a standard deviation of 12.3% from April 1, 2002 to March 30, 2007. During the same period, eleven out of the nineteen hedge fund strategies tracked by the HFRI Fund Weighted Composite had a correlation of 0.5 or less to the monthly returns of the S&P 500 Index.

       Real Estate Funds

        Real estate funds generally refer to portfolios of actively or non-actively traded equity, fixed income, preferred stock or loan securities of real estate companies, mortgage backed securities, or direct investments in real

45

estate properties. In general, real estate funds are return-oriented portfolios that provide income and/or the potential for long-term capital appreciation. A real estate fund may be structured as a limited partnership or limited liability company, similar to a private equity fund, or as a REIT. Typical real estate fund investors are high net worth individuals and institutions and may include retail investors under certain structures such as a REIT. Real estate fund managers typically earn fees as follows: (i) management fees paid as a percentage of average assets under management in a fund and (ii) performance or incentive fees paid as a percentage of a fund’s earnings performance (i.e., funds from operations) in excess of established preferred returns.

       Increased Sector Scrutiny

        The institutionalization of the alternative asset management industry is pressuring alternative asset managers to develop more robust infrastructures, as large institutional investors require greater transparency and robust risk management systems. In addition, as the investor base and assets under management of alternative asset managers continues to expand, there is increased regulatory attention to the sector. In particular, in 2004, the SEC adopted a new rule that had the effect of requiring certain hedge fund managers to register with the SEC as registered investment advisers. Although this rule has been overturned by a US court, the SEC continues to consider the scope of regulation of the hedge fund industry and it has proposed rules that would raise the Financial qualification needed by investors to invest in most private equity and hedge Funds and that would expand the anti-fraud prohibition of the Investment Advisers Act of 1940 which are applicable to all investment advisers, whether registered or not.

Competitive Advantages

        We believe we have the following competitive advantages over other entities with business objectives similar to ours.

        Status as a public company

        We believe our structure will make us an attractive business combination partner to potential target businesses in the alternative asset management industry. As an existing public company, we offer a target business an alternative to the traditional initial public offering process through a merger or other business combination. The owners of the target business could exchange their shares of stock in the target business for shares of our stock.

       Financial position

        With a trust account initially in the amount of approximately $196.0 million (assuming no exercise of the over-allotment option), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we believe we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

       Management Expertise

        Stone Tower and the Hanover Group have substantial experience in the alternative asset management and private equity sectors, which is summarized below.

        Stone Tower was founded in 2001 as an asset management firm focused on credit and credit-related assets. Through its affiliates, Stone Tower managed at June 30, 2007 approximately $14.8 billion in leveraged finance-related assets across several structured finance and hedge fund vehicles. At June 30, 2007, Stone Tower had 61 employees including 26 investment professionals. Stone Tower’s objective is to generate stable and consistent returns for its investors which include domestic and international banking institutions, insurance companies, pension funds, institutional money management firms, family offices and high net-worth individuals.

        The Hanover Group provides a broad range of financial solutions to businesses in New Zealand, Australia, the United Kingdom and North America. The Hanover Group has expanded through organic growth and acquisition to become one of New Zealand’s leading strategic investment companies and is New Zealand’s largest privately owned financial services group. Through its subsidiaries the Hanover Group provides fixed income investments, finance, asset management, public funds management product, and in-house private equity both in

46

New Zealand and internationally. The predominant focus of the Hanover Group’s portfolio is property development and property related transactions (including residential development, subdivision, land banks, commercial and tourism related developments as well as agricultural conversions, and residential commercial and mixed-use property investment). The Hanover Group has approximately $870 million of investor funds under management, approximately $975 million of consolidated assets and shareholder equity in excess $100 million and services over 40,000 investors. The Hanover Group is headquartered in New Zealand, and has offices in New Zealand, Australia, United Kingdom and North America.

Effecting a Business Combination

       General

        We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

        We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

        Prior to completion of an initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Mark Klein and Paul Lapping will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us. However, the agreement entered into by Messrs. Klein and Lapping specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by Messrs. Klein and Lapping is limited to claims by vendors that do not execute such valid and enforceable waivers as described above. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by Messrs. Klein and Lapping. Based on representations made to us

47

by Messrs. Klein and Lapping, we currently believe that each of them has substantial means and is capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked either of them for any security or funds for such an eventuality. Despite our belief, we cannot assure you Messrs. Klein and Lapping will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

        Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

       Sources of target businesses

        We anticipate that potential target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our initial stockholders, sponsors, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or with respect to the initial business combination (regardless of the type of transaction that it is). We will not enter into an initial business combination with a target business that is affiliated with any of our officers, directors, initial stockholders or sponsors, including any entity that has received a material financial investment from our initial stockholders or sponsors or any entity affiliated with our officers, directors, initial stockholders or sponsors.

       Selection of a target business and structuring of an initial business combination

        Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination and that the target business be in the alternative asset management sector or a related business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        We have not established any other specific attributes, criteria (financial or otherwise) or guidelines for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;

48

•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	with respect to asset management businesses, historical investment performance of product and growth of assets under management;
•	capital requirements;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	impact of regulation on the business;
•	costs associated with effecting the initial business combination; and
•	industry leadership, sustainability of competitive position and attractiveness of product offerings of target businesses.

        These criteria are not intended to be all-inclusive. We may enter into our initial business combination with a target business that does not meet these criteria or guidelines. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, as well as review of financial and other information which will be made available to us. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect the applicable target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

        The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

       Fair market value of target business or businesses

        The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination and have not taken any steps to obtain any such financing.

49

        We will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or $6.9 million if the underwriters’ over-allotment option is exercised in full). This requirement provides investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million or $6.9 million if the underwriters’ over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination that the target business or businesses will meet the minimum valuation criterion for our initial business combination.

        The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with an initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. Furthermore, we will not be required to obtain an opinion as to whether our initial business combination is fair to our public stockholders. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all stockholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

       Lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with one or more businesses or assets at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

        A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full).

        Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business

50

combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination.

       Limited ability to evaluate the target business’ management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

        Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

       Opportunity for stockholder approval of business combination

        Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will only consummate an initial business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

        In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors including any shares purchased by the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, under agreements with Citigroup Capital Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate during the Buyback Period. Accordingly, they may vote these shares at such meeting any way they choose. We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders present in person or by proxy are voted in favor of our initial business combination and public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against our initial business combination. In the event the Hanover Group, STC Investment Holdings LLC or Solar Capital, LLC stockholders vote against the initial business combination with respect to the shares received by them pursuant to the above-mentioned limit orders, they will not be permitted to exercise conversion rights if the initial business combination is approved. In the event we fail to complete an initial business combination, these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders.

51

       Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to the founders’ common stock or any other shares of common stock owned by them, directly or indirectly, including pursuant to the limit orders discussed above.

        The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, and net of interest income of up to $2.2 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.80 (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full), or $0.20 less than the per-unit offering price of $10.00 (or $0.23 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment is exercised in full).

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. Additionally, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

        If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. No later than the day prior to the stockholder meeting, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

52

         The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

        If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of an initial business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise any warrants they still hold.

        We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. The initial conversion price will be approximately $9.80 per share (or approximately $9.77 per share if the underwriters’ over-allotment option is exercised in full). As this amount may be lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

       Liquidation if no initial business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. This provision may not be amended except in connection with the consummation of an initial business combination. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by twenty four months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

       If we are unable to complete an initial business combination by 24 months from the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the

53

expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.80 (or $9.77 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Mark Klein and Paul Lapping have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

        If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.80, or $0.20 less than the per-unit offering price of $10.00 (or $9.77, or $0.23 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $6.0 million in deferred underwriting discounts and commissions (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

        The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Mark Klein and Paul Lapping have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Klein and Lapping

54

specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, in the event that Messrs. Klein and Lapping have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.80 (or $9.77 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.80 per share (or $9.77 per share if the underwriters’ over-allotment option is exercised in full).

        Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our public stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after twenty four months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

       Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of an initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of an initial business combination, we shall submit such business combination to our stockholders for approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;
•	we may consummate the initial business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 30% of the shares sold in this offering vote against the initial business combination exercise their conversion rights;
•	if an initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights will receive their pro rata share of the trust account;
•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net asserts remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	upon the consummation of this offering, approximately $196.0 million, (or approximately $224.8 million if the underwriters’ over-allotment option is exercised in full) including $6.0 million (or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions shall be placed into the trust account;

55

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;
•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
•	the audit committee shall review and approve all payments made to our initial stockholders, sponsors, officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to Hanover Group US LLC for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and
•	we will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders.

        Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

56

        Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $185.4 million of the net offering proceeds, as well as the $4.625 million net proceeds from the sale of the sponsors’ warrants and $6.0 million in deferred underwriting discounts and commissions, will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $167.4 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	Approximately $185.4 million of the net offering proceeds, as well as the $4.625 million net proceeds from the sale of the sponsors’ warrants and $6.0 million in deferred underwriting discounts and commissions held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $2.2 million that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.

Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of 6.0 million) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

57

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities — The Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination or fifteen months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC in connection with our proposed initial business combination. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income of up to $2.2 million previously released to us to fund our working capital requirements (subject to the tax holdback). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities will be issued.

Business combination deadline

Pursuant to our amended and restated certificate of incorporation our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If we are unable to complete a business combination within 24 months from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

58

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $2.2 million on the balance in the trust account released to us to fund our working capital requirements (subject to the tax holdback), the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account will not be released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

Competition

        In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;
•	our obligation to convert into cash up to 30% of our shares of common stock held by our public stockholders (minus one share) who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $6.0 million, or approximately $6.9 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

        We currently maintain our executive offices at 590 Madison Avenue, 35th Floor, New York, New York 10022. The cost for this space is included in the $10,000 per-month fee described above that Hanover Group US LLC charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by Hanover Group US LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We

59

presently expect each of our executive officers to each devote at least approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of an initial business combination.

Periodic Reporting and Financial Information

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

        We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no material litigation currently pending against us or any members of our management team in their capacity as such.

60

MANAGEMENT

Directors and Executive Officers

        Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael J. Levitt	48	Chairman of the Board
Mark D. Klein	45	Chief Executive Officer, President and Director
Paul D. Lapping	44	Chief Financial Officer, Treasurer and Secretary
Jonathan I. Berger	37	Director
Michael S. Gross	45	Director
David C. Hawkins	42	Director
Frederick G. Kraegel	59	Director
Bradford R. Peck	44	Director
Steven A. Shenfeld	47	Director

        Michael J. Levitt has been Chairman since March 2007. In 2001, Mr. Levitt founded Stone Tower Capital LLC, an alternative investment firm focused on credit and credit-related assets. At June 30, 2007, Stone Tower managed, through its affiliates, approximately $14.8 billion in leveraged finance-related assets across several structured finance and hedge fund vehicles. Mr. Levitt is responsible for the overall strategic direction of Stone Tower Capital and the development of the firm’s investment philosophies. He also serves as Chief Executive Officer of I/ST Equity Partners LLC and Co-Chief Executive Officer and Director of Everquest Financial Ltd. Mr. Levitt has spent his entire 24-year career managing or advising non-investment grade businesses and investing in non-investment grade assets. Previously, Mr. Levitt served as the managing partner of the New York office of Hicks, Muse, Tate & Furst Incorporated, where he was responsible for originating, structuring, executing and monitoring many of the firm’s investments in the consumer products, media and broadcasting industries. Additionally, he managed and maintained the firm’s relationships with investment and commercial banking firms. Prior thereto, Mr. Levitt served as the co-head of the investment banking division of Smith Barney Inc. with direct management responsibility for the advisory (mergers, acquisitions and restructuring) and leveraged finance activities of the firm. Mr. Levitt began his investment banking career at, and ultimately served as a managing director of, Morgan Stanley & Co., Inc. While there, he was responsible, over the course of time, for various advisory and corporate finance businesses. Mr. Levitt oversaw all of the firm’s corporate finance, leveraged finance, advisory and capital restructuring businesses related to private equity firms and non-investment grade companies. Mr. Levitt was also a member of the advisory board of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc. Mr. Levitt has a B.B.A. from the University of Michigan and a J.D. from the University of Michigan Law School. Mr. Levitt serves on the University’s investment advisory board.

        Mark D. Klein has been Chief Executive Officer, President and a Director since February 2007. Mr. Klein is presently the Chief Executive Officer of Hanover Group US LLC, a newly formed indirect US subsidiary of the Hanover Group, whose primary purpose is to be involved with the organization and initial public offering of a blank check company. Mr. Klein is also a Managing Member of the LTAM Titan Fund, a fund of funds hedge fund. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co., Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co., Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005 Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and Founder of Newbrook Capital Management, and Founder and Managing Member of Independence Holdings Partners, LLC, a private equity fund of funds company. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson. Prior to his affiliation with PaineWebber and Smith Barney Shearson, Mr. Klein managed investment accounts at Prudential Securities and managed firm capital at MKI Securities. Before entering the securities industry, Mr. Klein worked for two years at

61

Arthur Young in its Entrepreneurial Services Group. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration degree with high distinction from Emory University.

        Paul D. Lapping has been Chief Financial Officer, Treasurer and Secretary since February 2007. Mr. Lapping is also a Managing Director of Hanover Group US LLC. From August 2003 to June 2006, Mr. Lapping served as the president of Lapping Investments, LLC, a personal investment fund targeting lower middle market leveraged buyouts. From April 2000 to November 2003, Mr. Lapping was a general partner of Minotaur Partners II, L.P., a private investment partnership Mr. Lapping formed to invest equity in small and middle-market marketing driven companies with an emphasis on emerging technologies. From December 1995 to January 2002, Mr. Lapping was a general partner of Merchant Partners, LP, a private investment partnership focused on direct marketing, business and consumer services. Prior to joining Merchant Partners, Mr. Lapping served in various corporate development roles with Montgomery Ward Holding Corp., a retail, catalog, direct marketing and home shopping company, and Farley Industries, Inc., a management company providing services to Farley Inc., a private investment fund holding company, and its related entities including Fruit of the Loom, Inc., Farley Metals, Inc., Acme Boot Company and West Point-Pepperell, Inc. Mr. Lapping also served in various positions with Golder, Thoma and Cressey, a private equity firm, and with the merger and acquisition group of Salomon Brothers Inc. Mr. Lapping received a Bachelor of Science from the University of Illinois and a Masters of Management Degree from the Kellogg School of Business at Northwestern University.

        Jonathan I. Berger has been a Director since March 2007. Mr. Berger is currently a Senior Managing Director of Stone Tower Capital LLC. He also serves as a Managing Director of I/ST Equity Partners LLC. Mr. Berger has over 16 years of experience in the private and public debt and equity markets, primarily as an investor managing capital for institutions such as pension funds, endowments, foundations, banks, fund of funds and large family offices. From 1997 to 2006, Mr. Berger played a leading role at Pegasus Capital Advisors, LP (“Pegasus”) as a co-founder and partner. Pegasus is a private equity firm that focuses on special situation investments in middle-market businesses. Prior to Pegasus, Mr. Berger was a Vice President in the High Yield and Distressed Securities Group at UBS Securities LLC (“UBS”). At UBS, he was involved in investing in distressed and high yield securities and had additional responsibilities in high yield financings, transaction opportunity creation and structure negotiations. Prior to UBS, Mr. Berger was a principal at Rosecliff, Inc., a private equity fund focused on buyouts of middle market companies. Previously, Mr. Berger worked in the Leveraged Finance Group of Salomon Brothers Inc. and at Nantucket Holding Company, a merchant banking group focused on investing in financial and operational turnaround situations. Mr. Berger graduated from the University of Pennsylvania’s Wharton School of Business in 1991 with a Bachelor of Science in Economics with a Concentration in Finance.

        Michael S. Gross has been a Director since March 2007. Since February 2007, Mr. Gross has served as the chief executive officer, chairman of the board of directors and managing member of Solar Capital, LLC. Since June 2006, Mr. Gross has served as the chief executive officer, chairman of the board of directors and secretary of Marathon Acquisition Corp., a blank check company formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination. Since July 2006, Mr. Gross has been co-chairman of the investment committee of Magnetar Financial LLC, an SEC-registered investment adviser, which along with its affiliates has over $4 billion in assets under management, that invests primarily in equity and debt securities in the public market, and a senior partner in Magnetar Capital Partners LP, the holding company for Magnetar Financial LLC. In such capacities, Mr. Gross heads Magnetar Financial LLC’s credit and private investment business. Between February 2004 and February 2006, Mr. Gross was the president and chief executive officer of Apollo Investment Corporation, a publicly traded business development company that he founded and on whose board of directors and investment committee he served as chairman from February 2004 to July 2006, and was the managing partner of Apollo Investment Management, LP, the investment adviser to Apollo Investment Corporation. Apollo Investment Corporation invests primarily in middle-market companies in the form of mezzanine and senior secured loans as well as by making direct equity investments in such companies. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004 and invested approximately $2.3 billion in over 65 companies in conjunction with 50 different private equity sponsors. From 1990 to February 2006, Mr. Gross was a senior partner at Apollo Management, LP, a leading private equity firm which he founded in 1990 with five other persons. Since its inception, Apollo Management, LP has invested more than $13 billion in over 150 companies in the United States and Western Europe. During his tenure at Apollo Management, LP, Mr. Gross was a member of an

62

investment committee that was responsible for overseeing such investments. In addition, from 2003 to February 2006, Mr. Gross was the managing partner of Apollo Distressed Investment Fund, an investment fund he founded to invest principally in non-control oriented distressed debt and other investment securities of leveraged companies. Mr. Gross currently serves on the boards of directors of Saks, Inc. and United Rentals, Inc. and in the past has served on the boards of directors, including in certain cases, in the capacity as lead director, of more than 20 public and private companies. Mr. Gross was also a member of the advisory board of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc. He is a founding member, and serves on the executive committee, of the Youth Renewal Fund, is the chairman of the board of Mt. Sinai Children’s Center Foundation, serves on the Board of Trustees of the Trinity School and on the corporate advisory board of the University of Michigan Business School. Mr. Gross is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration degree from the University of Michigan in 1983.

        David C. Hawkins has been a Director since March 2007. Since 2001 Mr. Hawkins has served as a director of Investoraccess Ltd., a specialist media business focused on developing a range of publications and other media focused on private equity, venture capital and real estate. Mr. Hawkins also acts as the publisher of Private Equity International, a monthly magazine focused on private equity and venture capital launched in December 2001 and owned by Investoraccess Ltd. Investoraccess Ltd. also owns PrivateEquityOnline.com, a website dedicated to private equity and venture capital. From 1985 to 1996 Mr. Hawkins worked at financial media group Euromoney PLC, where he was promoted to Managing Editor of the Books Division in 1991. Mr. Hawkins received an MA (First Class) in English Literature from Oxford University in 1985.

        Frederick G. Kraegel has been a Director since June 2007. Mr. Kraegel has extensive experience in evaluating businesses and in working with companies with complex financial issues. He has been a Senior Consultant with Bridge Associates LLC since 2003 and in such capacity has served in a number of roles including as financial advisor to the Chapter 7 Trustee of Refco, LLC. From 2001 to 2002 Mr. Kraegel was Executive Vice President, Chief Administrative Officer and Director of AMF Bowling Worldwide, Inc. where he was hired to provide direction for the Chapter 11 process and financial, information technology and real estate functions. Mr. Kraegel was President and Director of Acme Markets of Virginia, Inc. from 2000 to 2001 and led the effort in which the retail operations of the 32-store chain were sold. In 1998, he was hired as Senior Vice President and Chief Financial Officer of Factory Card Outlet Corp., a public company, to direct the financial restructuring of the company including the filing a Chapter 11 proceeding in 1999; Mr. Kraegel left the company in 2000 prior to its emergence from bankruptcy in 2002. Mr. Kraegel was a partner at Peat, Marwick, Mitchell & Co. (now KPMG LLP) and is a CPA. Mr. Kraegel graduated from Valparaiso University in 1970 with a Bachelor of Science in Business Administration with a concentration in Accounting.

        Bradford R. Peck has been a Director since March 2007. Mr. Peck is the founding principal of Taurus Asset Management, LLC, which was established in March 2004. Mr. Peck is currently the managing Principal and Senior Portfolio Manager of Taurus Asset Management, LLC, which is engaged in providing investment advisory and management services to various sophisticated clients, including high net worth individuals, pension and profit sharing plans, charitable organizations and other business entities. Prior to founding Taurus Asset Management, LLC, Mr. Peck was a Managing Director of Neuberger Berman LLC from 1999 to 2004, a Portfolio Manager of Neuberger Berman from 1997-2004, a General Partner of Weiss Peck and Greer from 1995 to 1997, a Portfolio Manager of Weiss Peck & Greer from 1987 to 1997, a Manager, Financial Analysis in the Treasury Department of the Great Atlantic & Pacific Tea company from 1986 to 1987, and an investment associate at Equitable Life Insurance Society from 1984 to 1985. Mr. Peck is a graduate of the Wharton School, University of Pennsylvania, with a Bachelor of Science degree in economics. Mr. Peck serves on the board of the Jewish Board of Family and Children’s Services.

        Steven A. Shenfeld has been a Director since March 2007. Mr. Shenfeld has worked on Wall Street since 1983 in various executive capacities for firms including Salomon Brothers, Donaldson Lufkin Jenrette, Bankers Trust and Robertson Stephens. Mr. Shenfeld is currently a Senior Managing Director and General Partner of M.D. Sass Macquarie Financial Strategies LP; a $273mm private equity fund focused on the investment management sector. Previously he was a General Partner of Avenue Capital Group, a multi billion dollar hedge fund focused on distressed debt and special situations from 1999 to 2001. From 1994 through 1999 he held executive positions at BankBoston Robertson Stephens including serving on the Management Committee and heading the High Yield business. From 1991 to 1994 he was the Head of Global Finance Sales &Trading at Bankers Trust. Mr. Shenfeld

63

is a Founder and Board Member of Finacity, a receivables based finance company that is collectively owned by Kleiner Perkins, Texas Pacific Group, Allianz, Bank of America, ABN Amro, and Avenue Capital. Mr. Shenfeld obtained a MBA in Finance from University of Michigan in 1983 and a BA in Economics from Tufts University in 1981.

Number and Terms of Office of Directors

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Bradford Peck, David Hawkins and Frederick Kraegel will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jonathan Berger and Steven Shenfeld, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Michael Gross, Mark Klein, and Michael Levitt, will expire at the third annual meeting of stockholders.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in the alternative asset management and private equity businesses.

Executive Officer and Director Compensation

        None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Hanover Group US LLC, an entity affiliated with Mark Klein, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hanover Group US LLC for our benefit and is not intended to provide Mark Klein or Paul Lapping compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in Hanover Group US LLC. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, sponsors, officers or directors, in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.2 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. After an initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

        The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

64

        Our board of directors has determined that each of Messrs. Berger, Hawkins, Kraegel, Levitt and Shenfeld are independent directors as such term is defined under the rules of the American Stock Exchange and that Messrs. Hawkins, Kraegel and Shenfeld are independent directors as such term is defined under Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Hawkins, Kraegel and Shenfeld, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our initial stockholders, sponsors, officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to Hanover Group US LLC, an indirect subsidiary of the Hanover Group, for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

65

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Kraegel satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

        Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Berger, Hawkins and Kraegel, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

        The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Acquisition Committee

        Effective upon consummation of this offering, we will establish an acquisition committee of the board of directors, which will initially consist of Michael Levitt, Mark Klein and Michael Gross. The acquisition committee is responsible for considering potential target businesses for our initial business combination. Pursuant to our amended and restated bylaws, which will be in effect upon consummation of this offering, our board of directors will not have authority to consider a potential initial business combination opportunity unless and until the acquisition committee has first unanimously recommended such initial business combination opportunity to the board of directors.

Code of Ethics and Committee Charters

        As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

        Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

66

•	Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. We have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark Klein and Paul Lapping, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Hanover Group US, LLC, Messrs. Klein and Lapping (subject to any fiduciary obligations they may have), and companies or other entities which they manage or control become aware, in the alternative asset management sector or a related business with an enterprise value of $155 million or more. Due to existing and future affiliations, our other directors may have fiduciary obligations to present potential business opportunities to other entities with which they are affiliated prior to presenting them to us. Other than Mr. Klein, our directors have not entered into a similar right of first review agreement, and due to potential conflicts of interest we have agreed that neither Mr. Levitt, Mr. Berger nor Mr. Gross is obligated to present to us any specific business opportunity, including any potential initial business combination. Accordingly, our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	The founders’ common stock and sponsors’ warrants are subject to transfer restrictions (and in the case of the sponsors’ warrants, restrictions on exercise) and will not be released from escrow until specified dates after consummation of our initial business combination. In addition, the sponsors’ warrants purchased by the sponsors and any warrants which our initial stockholders, sponsors, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our initial stockholders, including our directors, will not receive liquidation distributions with respect to any of their founders’ common stock. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect an initial business combination with.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.
•	The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances. If the Hanover Group, STC Investment Holdings LLC or Solar Capital, LLC purchase shares of common stock pursuant to those agreements or if our initial stockholders, sponsors, officers or directors purchase shares of common stock as part of this offering or in the open market, they would be entitled to vote such shares as they choose on a proposal to approve an initial business combination. However, in no event could they exercise conversion rights and convert their shares into a portion of the trust account; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including the shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

67

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark Klein and Paul Lapping, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Hanover Group US, LLC, Messrs. Klein and Lapping (subject to any fiduciary obligations they may have), and companies or other entities which they manage or control, become aware in the alternative asset management sector or a related business with an enterprise value of $155 million or more. Our other directors, however, have not undertaken a similar obligation.

        Mr. Levitt, our chairman, is, and following this offering, will continue to be:

•	chairman and chief investment officer of Stone Tower Capital LLC, an alternative asset management firm, which manages several investment funds through affiliates;
•	chief executive officer of I/ST Equity Partners LLC, which manages related equity funds through affiliates; and
•	co-chief executive officer and director of Everquest Financial Ltd., a company that holds interests in structured finance vehicles.

        Mr. Berger, a director, is, and following this offering will continue to be:

•	senior managing director of Stone Tower Capital LLC; and
•	managing director of I/ST Equity Partners LLC.

        Michael Gross, a director, is, and following this offering, will continue to be:

•	chief executive officer, chairman of the board of directors and managing member of Solar Capital, LLC, a newly organized finance company;
•	chief executive officer, chairman of the board of directors and secretary of Marathon Acquisition Corp., a blank check company formed to acquire one or more operating businesses; and
•	co-chairman of the investment committee of Magnetar Financial LLC and senior partner of Magnetar Capital Partners LP, the holding company of Magnetar Financial LLC, which along with its affiliates has over $4 billion in assets under management.

        As a result of these affiliations, Messrs. Levitt, Berger and Gross may have preexisting fiduciary, contractual or other obligations to those entities that may cause them to have conflicts in presenting to us specific business opportunities that may be attractive to us. Because of these potential preexisting obligations, we have agreed that neither Mr. Levitt, Mr. Berger nor Mr. Gross will have an obligation to present to us any specific business opportunity.

        In connection with the vote required for our initial business combination, all of the initial stockholders, have agreed to vote the founders’ common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ common stock. If they purchase shares of common stock as part of this offering or in the open market, however, including pursuant to the limit orders discussed above, they would be entitled to vote such shares as they choose on a proposal to approve an initial business combination; however, in no event could they exercise conversion rights and convert their shares into a portion of the trust account.

        To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders. Furthermore, in no event will any of our initial stockholders, sponsors, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination.

68

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsors’ warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)		Before Offering	After Offering After(2)
Hanover Overseas Limited(3)	1,617,188	28.1%	5.6%
STC Investment Holdings LLC(4)	2,156,250	37.5%	7.5%
Solar Capital, LLC(5)	718,750	12.5%	2.5%
Jakal Investments, LLC(6)	546,250	9.5%	1.9%
Michael J. Levitt(7)	2,156,250	37.5%	7.5%
Mark D. Klein	539,062	9.4%	1.9%
Jonathan I. Berger(8)	2,156,250	37.5%	7.5%
Michael S. Gross(9)	718,750	12.5%	2.5%
David Hawkins	28,750	0.5%	0.1%
Steven A. Shenfeld	86,250	1.5%	0.3%
Bradford R. Peck	28,750	0.5%	0.1%
Paul D. Lapping(10)	546,250	9.5%	1.9%
Frederick G. Kraegel	28,750	0.5%	0.1%
All directors and executive officers as a
group (nine individuals)	5,750,000	100.0%	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Alternative Asset Management Acquisition Corp., 590 Madison Avenue, 35th Floor, New York, New York 10022.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate 750,000 shares of common stock held by our initial stockholders.
(3)	Hanover Overseas Limited’s business address is Level 23, Vero Centre, 48 Shortland Street, Auckland, New Zealand. Hanover Overseas Limited is a wholly owned subsidiary of Hanover Group Holdings Ltd. Voting and investment control with respect to Hanover Group Holding Ltd. ultimately resides with the owners of the Hanover Group, which are Mark Hotchin and Eric Watson.
(4)	STC Investment Holdings LLC’s business address is 152 W. 57th Street, New York, New York 10019. Stone Tower Operating LP is the sole member of STC Investment Holdings LLC. Stone Tower Operating LP is ultimately controlled by Mr. Levitt through Stone Tower Capital LLC.
(5)	Solar Capital LLC’s business address is 500 Park Avenue, 5th Floor, New York, New York 10022.
(6)	Jakal Investments, LLC’s business address is 1521 Voltz Road, Northbrook, Illinois 60062.
(7)	Mr. Levitt is the Chairman and Chief Investment Officer of Stone Tower Capital LLC and may be considered to have beneficial ownership of STC Investment Holdings LLC’s interests in us. Mr. Levitt disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Mr. Levitt’s business address is c/o Stone Tower Capital LLC, 152 West 57th Street, New York, New York 10019.
(8)	Mr. Berger is a Senior Managing Director of Stone Tower Capital LLC and may be considered to have beneficial ownership of STC Investment Holdings LLC’s interests in us. Mr. Berger disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Mr. Berger’s business address is c/o Stone Tower Capital LLC, 152 West 57th Street, New York, New York 10019.
(9)	Mr. Gross is the Chief Executive Officer, Chairman of the Board of Directors and managing member of Solar Capital, LLC and may be considered to have beneficial ownership of Solar Capital’s interests in us. Mr. Gross disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(10)	Mr. Lapping is the sole manager of Jakal Investments, LLC and may be considered to have beneficial ownership of Jackal Investment’s interests in us. Mr. Lapping disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

69

        Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our initial stockholders will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

        If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 750,000 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

        On the date of this prospectus, our initial stockholders and sponsors will place the founders’ common stock and sponsors’ warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, until termination of the following transfer restrictions during which time the sponsors’ warrants will not be exercisable. The initial stockholders have agreed not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

        In addition, in connection with the vote required to approve our initial business combination, the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders. As a result, the initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and they have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination. The voting arrangement referenced above shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial stockholders, sponsors, officers or directors including any shares purchased by the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC, under agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Accordingly, they may vote these shares in connection with a shareholder vote on a proposed business combination any way they choose but have agreed to waive any conversion rights.

        The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate during the Buyback Period. These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. These stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against a business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination. The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC have agreed to make available to Citigroup Global Markets, Inc. quarterly statements confirming that each has sufficient funds to satisfy these transactions.

70

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On February 25, 2007, we issued 5,750,000 shares of our common stock (after giving effect to our stock dividend as discussed below) to Jakal Investments LLC, the family trust of Paul Lapping, for $25,000 in cash. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). Subsequent to the purchase of these shares, Jakal Investments LLC transferred at cost an aggregate of 5,203,750 of these shares (after giving effect to our stock dividend as discussed below) to Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Solar Capital, LLC, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel. On July 6, 2007 Hanover Overseas Limited transferred at cost an aggregate of 539,062 shares of our common stock to Mark Klein. If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.03.

        Effective July 5, 2007, our board of directors authorized a stock dividends of 0.226667 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.004 per share. If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 750,000 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,000 for all 750,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

        The initial stockholders holding a majority of such shares are entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which their shares are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed by us subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses of registering these securities.

        Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein and Steven Shenfeld have agreed to purchase an aggregate of 4,625,000 warrants at a price of $1.00 per warrant ($4.625 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into the trust account and subject to the trust agreement and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made before such time to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        The holders of the majority of these sponsors’ warrants (or underlying shares) are entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate an initial business combination. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

71

        The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate during the Buyback Period. These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase agreement is otherwise subject to applicable law. These stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial business combination. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of our initial business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against a business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination. The Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC have each agreed to make available to Citigroup Global Markets Inc. quarterly statements confirming that each has sufficient funds to satisfy these transactions.

        The holders of majority of these shares purchased in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, during the Buyback Period are entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing nine months after we consummate an initial business combination. For addition, these holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Hanover Group US LLC has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Hanover Group US LLC $10,000 per month for these services. Mark Klein is the chief executive officer of Hanover Group US LLC. This arrangement is solely for our benefit and is not intended to provide Mark Klein or Paul Lapping compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Hanover Group US LLC is at least as favorable as we could have obtained from an unaffiliated person.

        As of the date of this prospectus, Mark Klein has advanced to us an aggregate of $175,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of February 25, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.2 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, sponsors, officers and directors, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

        We have entered into a business opportunity right of first review agreement with Hanover Group US, LLC, Mark Klein and Paul Lapping which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Hanover Group US, LLC

72

and Messrs. Klein and Lapping, and companies or other entities which they manage or control, in the alternative asset management sector or a related business with an enterprise value of $155 million or more.

        Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, sponsors, officers or directors, or to any of their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

        After an initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

        All ongoing and future transactions between us and any director or member of our management team, initial stockholders, sponsors, or their respective affiliates, including financing, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by our audit committee. We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial stockholders.

73

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 60,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of expiration of the underwriters’ over-allotment option or their exercise in full, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

        In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

        As of the date of this prospectus, there were 5,750,000 shares of our common stock outstanding held by nine stockholders of record (after giving effect to a stock dividend). This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). No shares of preferred stock are currently outstanding. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option) 25,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        In connection with the vote required for our initial business combination, all of our initial stockholders, have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market including pursuant to the limit orders referred to herein. However, our initial stockholders, sponsors, officers and directors have agreed to waive any conversion rights with respect to such shares. Additionally, our initial stockholders, will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders present in person or by proxy are voted in favor of our initial business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below. Voting against our initial business combination alone will not result in conversion of a

74

stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

        Pursuant to our amended and restated certificate of incorporation if we do not consummate an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founders’ common stock. Our initial stockholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon, net of income taxes payable on such interest and net of interest income of up to $2.2 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), if they vote against the initial business combination and the initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

        The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

       Founders’ Common Stock

        In a series of transactions in February, March and July of 2007, Hanover Overseas Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC, Mark Klein, David Hawkins, Steven Shenfeld, Bradford Peck and Frederick Kraegel purchased 5,750,000 shares of our common stock for an aggregate purchase price of $25,000 (after giving effect to a stock dividend). This includes an aggregate of 750,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). The founders’ common stock is identical to the shares included in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions described below; the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination; and as a result, will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and
•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

        The initial stockholders have agreed not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an

75

initial business combination. For so long as the founders’ common stock are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

        Permitted transferees means:

•	immediate family members of the holder and trusts established by the holder for estate planning purposes and
•	affiliates of the holder.

In addition, the initial stockholders or their permitted transferees are entitled to registration rights with respect to founders’ common stock under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

        Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated certificate of incorporation prohibits us, prior to an initial business combination, from issuing capital stock, including preferred stock, which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on an initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

       Public Stockholders’ Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of an initial business combination; or
•	fifteen months from the date of this prospectus.

        However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

        At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period, we may call the outstanding warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

76

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price except in certain circumstances.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

        No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

       Sponsors’ Warrants

        The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants:

•	are subject to the transfer restrictions described below;
•	are non-redeemable so long as they are held by any of the sponsors or their permitted transferees: and
•	will not be exercisable while they are subject to the transfer restrictions described below.

        Although the shares of common stock issuable pursuant to the sponsors’ warrants will not be issued pursuant to a registration statement so long as they are held by our sponsors and their permitted transferees, our warrant agreement provides that the sponsors’ warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

        The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

77

        In addition, the sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors’ warrants under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

       Staggered board of directors

        Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

        No action by shareholders without a meeting

        Our amended and restated certificate of incorporation prohibits shareholders from taking action other than by a duly convened meeting of the shareholders after the consummation of this initial public offering.

       Special meeting of stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

       Advance notice requirements for stockholder proposals and director nominations

        Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

       Authorized but unissued shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

         We intend to enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. Our bylaws also will permit us to

78

secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

        Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 750,000 shares of common stock by our initial stockholders) we will have 25,000,000 shares of common stock outstanding. Of these shares, the 20,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

       Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise their over-allotment option); or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

       Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

       SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

       Registration rights

        The holders of the founders’ common stock, the holders of shares purchased pursuant to Rule 10b5-1 during the Buyback Period, as well as the holders of the sponsors’ warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The

79

holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ common stock can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of the majority of shares purchased in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 during the Buyback Period can elect to exercise these registration rights at any time commencing nine months after we consummate an initial business combination. The holders of the majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

        We have applied to have our units listed on the American Stock Exchange under the symbol “AMV.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “AMV” and “AMV.WS,” respectively.

        Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	Stockholders equity of at least $4.0 million;
•	Total market capitalization of at least $50.0 million;
•	Aggregate market value of publicly held shares of at least $15.0 million;
•	Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and
•	a minimum market price of $2.00 per unit.

80

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        This is a summary of material U.S. federal income tax considerations with respect to your acquisition, ownership and disposition of our units (unless otherwise provided, all references to “units” include units or components thereof), if you are a beneficial owner that is:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

        This discussion does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as: certain financial institutions; insurance companies; dealers and traders in securities or foreign currencies; persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction; persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; partnerships or other entities classified as partnerships for U.S. federal income tax purposes; persons liable for the alternative minimum tax; and tax-exempt organizations. This discussion does not address any income tax consequences to holders who do not hold our units as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (“Code”).

        The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

        If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

        We urge prospective U.S. investors to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax considerations of acquiring, holding and disposing of our units).

Allocation of Basis

        Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

Dividends and Distributions

        In the event that we make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “Sale or Other Disposition or Conversion of Common Stock” below.

        It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

81

Sale or Other Disposition or Conversion of Common Stock

        Gain or loss you realize on the sale or other disposition of our common stock (other than conversion but including liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion right” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

        If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business — Effecting a Business Combination — Conversion right,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

        Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

        In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. However, if you receive any cash in lieu of a fractional share of common stock, the rules described above under “Sale or Other Disposition or Conversion of Common Stock” will apply. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

        If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

        If at any time during the period you hold warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

82

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of the units. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

        The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

83

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        This is a summary of material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units (unless otherwise provided, all references to units include “units” or components thereof) if you are a beneficial owner other than:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

        This summary does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under U.S. federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid US federal income tax, a foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the IRS and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

        If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

        We urge prospective non-U.S. investors to consult their tax advisors regarding the US federal, state, local and non-US income, estate and other tax considerations of acquiring, holding and disposing of our units.

Allocation of Basis

        Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

Dividends and Distributions

        In general, any distributions we make to you that constitute dividends for U.S. federal income tax purposes with respect to the shares of common stock included within the units will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” and no exception applies (see “Sale or Other Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

        Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable

84

certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

        You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if you receive any cash in lieu of a fractional share of common stock, the rules described below under “Sale or Other Disposition of Common Stock and Warrants” will apply. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

Sale or Other Disposition of Common Stock and Warrants

        You generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock or warrants (including an expiration or redemption of our warrants), unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);
•	you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or
•	we are or have been a “United States real property holding corporation” for US federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of disposition or your holding period for your shares of common stock or warrants. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future.

        Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from U.S. tax under the treaty. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some U.S. source capital losses realized during the same taxable year. If you are subject to tax under the rules described above with respect to United States real property holding corporations, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold U.S. income tax at a rate of 10% of the amount realized upon such disposition.

        If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business — Effecting a Business Combination — Conversion right,” the conversion generally will be treated as a sale of common stock described rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and

85

Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Constructive Dividends on Warrants

        If at any time during the period you hold warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding Tax

        We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions, regardless of whether withholding is required. The IRS may make copies of those information returns available to the tax authorities in the country in which you reside pursuant to an applicable treaty.

        The United States imposes a backup withholding tax on dividends and certain other types of payments to U.S. persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-U.S. person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

        Information reporting and backup withholding tax generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide to the broker appropriate certification (usually on an IRS Form W-8BEN) of your status as a non-U.S. person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

        Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding tax rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

        Common stock owned or treated as owned by an individual who is not a U.S. citizen or resident (as defined for U.S. federal estate tax purposes) of the U.S. at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

86

UNDERWRITING

        Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Lazard Capital Markets LLC
Total	20,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $ per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $ per unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

        We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction, provided that pursuant to a registration rights agreement to be entered into with each holder of the founders’ common stock and sponsors’ warrants, we may register with the Commission the resale of the founders’ common stock and the sponsors’ warrants and any shares issuable upon exercise of those warrants.

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

87

        Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

        Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marches Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorite Des Marches Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or
•	used in connection with any offer for subscription or sale of the units to the public in France.

        Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier or
•	to investment services providers authorized to engage in portfolio management on behalf of third parties or in a transaction that, in accordance with article L.411-2-II-1(degree)-or-2(degree)-or 3(degree) of the French Code monetaire et financier and article 211-2 of the General Regulations (Réglement Général) of the Autorité Des Marches Financiers, does not constitute a public offer (appel public a l’épargne).

        The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

        Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

        We have applied to have the units listed on the American Stock Exchange under the symbol “AMV.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “AMV” and “AMV.WS,” respectively.

88

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid By Alternative Asset Management Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$ 0.70	$ 0.70
Total	$14,000,000	$16,100,000

        The amounts paid by us in the table above include $6.0 million in deferred underwriting discounts and commissions (or approximately $6.9 million if the over-allotment option is exercised in full), an amount equal to 3% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

        In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our portion of the total expenses of this offering payable by us will be $600,000, exclusive of underwriting discounts and commissions.

        Mark D. Klein, our Chief Executive Officer, President and a Director, is the brother of Michael Klein, who is Co-President, Corporate and Investment Banking of Citigroup Inc., the parent company of Citigroup Global Markets Inc., the sole bookrunning manager of this offering.

        The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of

89

units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

       Lazard Frères & Co. LLC referred this transaction to Lazard Capial Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

LEGAL MATTERS

        Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

EXPERTS

        The financial statements of Alternative Asset Management Acquisition Corp. at March 15, 2007 and for the period from January 26, 2007 (inception) through March 15, 2007 included in this prospectus and registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which contains an explanatory paragraph relating to substantial doubt about the ability of Alternative Asset Management Acquisition Corp. to continue as a going concern, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

        You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

90

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements
Balance sheets as of March 15, 2007 and June 30, 2007 (unaudited)	F-3
Statements of Operations for the periods from January 26, 2007 (inception) through
  March 15, 2007, March 16, 2007 through June 30, 2007 (unaudited) and
January 26, 2007 (inception) through June 30, 2007 (unaudited)	F-4
Statements of Changes in Stockholders’ Equity for the period January 26, 2007 (inception)
through March 15, 2007 and the period from March 16, 2007 through June 30, 2007 (unaudited)	F-5
Statements of Cash Flows for the periods from January 26, 2007 (inception)
  through March 15, 2007, March 16, 2007 through June 30, 2007 (unaudited)
and January 26, 2007 (inception) through June 30, 2007 (unaudited)	F-6
Notes to Financial Statements	F-7 - F-12

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Alternative Asset Management Acquisition Corp.

        We have audited the accompanying balance sheet of Alternative Asset Management Acquisition Corp. (a development stage company) (the “Company”) as of March 15, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 26, 2007 (inception) to March 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Asset Management Acquisition Corp. as of March 15, 2007, and the results of its operations and its cash flows for the period from January 26, 2007 (inception) to March 15, 2007 in conformity with United States generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of March 15, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP Melville, New York March 26, 2007, except for Note 9(a), as to which the date is May 15, 2007 and Note 2, Note 7 and Note 9(b) as to which the date is July 6, 2007.

F-2

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)

BALANCE SHEETS

	June 30, 2007 (unaudited)	March 15, 2007 (restated)
ASSETS
Current Assets:
Cash	$125,189	$ 180,000

Deferred offering costs	89,811	32,500

Total assets	$215,000	$ 212,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$ 16,000	$ 13,500
Note payable to stockholder	175,000	175,000

Total liabilities	191,000	188,500

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $.0001 par value
Authorized 60,000,000 shares
Issued and outstanding 5,750,000(1)(2) shares	575	575
Additional paid in capital	24,425	24,425
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	24,000	24,000

Total liabilities and stockholders’ equity	$215,000	$ 212,500

(1)	Share amounts have been retroactively restated to reflect the increase in authorized shares of common stock effective as of May 15, 2007 and the effect of a stock dividend of 0.226667 shares per share of common stock issued on July 5, 2007 (See Note 9).
(2)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

F-3

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)

STATEMENTS OF OPERATIONS

	For the period from March 16, 2007 through June 30, 2007 (unaudited)	For the period from January 26, 2007 (inception) through March 15, 2007 (restated)	For the period from January 26, 2007 (inception) through June 30, 2007 (unaudited)
Formation and operating costs	$ —	$ 1,000	$ 1,000

Net loss	$ —	$ (1,000)	$ (1,000)

Weighted average number of common shares
outstanding — basic and diluted(1)(2)	5,750,000	5,750,000	5,750,000

Net loss per share — Basic and Diluted(1)	$ (0.00)	$ (0.00)	$ (0.00)

(1)	Share amounts and per share data have been retroactively restated to reflect effect of a stock dividend of 0.226667 shares per share of outstanding stock issued on July 5, 2007 (see Note 9).
(2)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

F-4

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period January 26, 2007 (inception) through March 15, 2007 (restated)
and the period March 16, 2007 through June 30, 2007 (unaudited)

	Common Stock(1)(2)		Additional paid-in capital(1)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance at January 26, 2007 (inception)	—	$ —	$ —	$ —	$ —
Common shares issued at inception at
$0.009 per share(1)(2)	5,750,000	575	24,425		25,000
Net Loss for the period January 26, 2007 (inception) through March 15, 2007				(1,000)	(1,000)

Balance at March 15, 2007	5,750,000	$575	$24,425	$(1,000)	$ 24,000

Net loss for the period March 16, 2007 through
June 30, 2007 (unaudited)				—

Balance at June 30, 2007 (unaudited)	5,750,000	$575	$24,425	$(1,000)	$ 24,000

(1)	Share amounts have been retroactively restated to reflect the effect of a stock dividend of 0.226667 shares of common stock on July 5, 2007 (see Note 9).
(2)	This includes an aggregate of 750,000 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

F-5

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CASH FLOWS

	For the period from March 16, 2007 through June 30, 2007	For the period from January 26, 2007 (inception) through March 15, 2007	For the period from January 26, 2007 (inception) through June 30, 2007
	(unaudited)		(unaudited)
Cash flows from operating activities
Net loss	$ —	$ (1,000)	$ (1,000)

Adjustment to reconcile net loss to net cash
used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	—	1,000	1,000

Net cash used in operating activities	—	—	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	—	25,000	25,000
Proceeds from notes payable to stockholders	—	175,000	175,000
Payment of deferred offering costs	(54,811)	(20,000)	(74,811)

Net cash provided by financing activities	(54,811)	180,000	125,189

Net (decrease) increase in cash	(54,811)	180,000	$ 125,189
Cash at beginning of period	180,000	—	—

Cash at end of period	$ 125,189	$ 180,000	$ 125,189

Supplemental Disclosures of non-cash transactions:
Accrual of deferred offering costs:
Deferred offering costs	$ 2,500	$ 12,500	$ 15,000
Accrued expenses payable	(2,500)	(12,500)	(15,000)

	$ 0	$ 0	$ 0

The accompanying notes are an integral part of these financial statements.

F-6

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS

(unaudited with respect to March 16, 2007 through June 30, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

        Alternative Asset Management Acquisition Corp. (the “Company”) was incorporated in Delaware on January 26, 2007 as a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets (a “Business Combination”). On February 22, 2007, the Company changed its name from Hanover Group Acquisition Corp. to Hanover-STC Acquisition Corp. On July 6, 2007, the Company changed its name from Hanover-STC Acquisition Corp to Alternative Asset Management Acquisition Corp. (see Note 9).

        At June 30, 2007, the Company had not yet commenced any operations. All activity through June 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

        The accompanying unaudited financial statements as of June 30, 2007 and for the period from March 16, 2007 through June 30, 2007, have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial reporting. These interim financial statements are unaudited and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of the balance sheet, statement of operations, stockholders’deficiency and cash flows for the periods presented. The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year or for any future period.

        The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units (“Units”) (see note 9) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.80 per Unit (see Note 9) (or $9.77 (see note 9) if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Mark Klein and Paul Lapping have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, the agreement entered into by Messrs. Klein and Lapping specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $2,200,000 of the interest accrued on the amounts held in the trust account (net of tax, if any, payable by the Company with respect to such interest) will be released to the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any

F-7

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS — (Continued)
(unaudited with respect to March 16, 2007 through June 30, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration (Continued)

additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

        The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s certificate of amendment to be in effect upon consummation of the Proposed Offering, in the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

        The Hanover Group or one of its affiliates, STC Investment Holdings LLC, an entity affiliated with Michael J. Levitt, our chairman of the board, and Solar Capital, LLC, an entity affiliated with Michael S. Gross, one of our directors, have entered into agreements with Citigroup Global Markets Inc., in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, pursuant to which they will each place limit orders for up to $10.0 million of our common stock, or $30.0 million in the aggregate, commencing on the later of ten business days after we file our Current Report on Form 8-K announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of stockholders at which such initial business combination is to be approved, or earlier in certain circumstances (the “Buyback Period”). These limit orders will require the stockholders to purchase any of our shares of common stock offered for sale at or below a price equal to the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the Buyback Period or until such purchases reach $30.0 million in total. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc and these stockholders. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law. Each of these stockholders may vote these shares in any way they choose at the stockholders meeting to approve our initial Business combination. As a result, the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC may be able to influence the outcome of a specific business combination. However, these stockholders will not be permitted to exercise conversion rights in the event they vote against an initial business combination that is approved; provided that these stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, these stockholders have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until one year after we have completed an initial business combination. The stock purchases made pursuant to the limit orders described above are not anticipated to have any effect upon the Company or its financial statements.

        With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Fund. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholders (minus one share) may seek

F-8

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTES TO FINANCIAL STATEMENTS

(unaudited with respect to March 16, 2007 through June 30, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration (Continued)

conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

        The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per Unit in the Proposed Offering.

Loss Per Share:

        Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of Estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

New Accounting Pronouncements:

        The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), on January 26, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

        The Company has identified its federal tax return and its state tax return in New York as “major” tax jurisdictions, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on January 26, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

        The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from January 26, 2007 (inception) through March 15, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

F-9

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS — (Continued)

(unaudited with respect to March 16, 2007 through June 30, 2007)

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration (Continued)

Going Concern Considerations:

        At March 15, 2007, the Company had $180,000 in cash and a working capital deficiency of $8,500. At June 30, 2007 (unaudited), the Company had $125,189 in cash and a working capital deficiency of $65,811. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2. Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or fifteen months from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

        The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds and will not pay any discount related to the units sold in the private placement. However, the underwriters have agreed that 3% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3. Deferred Offering Costs

        Offering costs consist of legal and accounting fees incurred through the balance sheet dates that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4. Note Payable, Stockholder

        On February 23, 2007, the Company issued a $175,000 unsecured promissory note to Mark Klein, the Company’s Chief Executive Officer, President and a Director. The note is non-interest bearing and is payable on the earlier of February 25, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

F-10

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS — (Continued)

(unaudited with respect to March 16, 2007 through June 30, 2007)

5. Commitments and Contingencies

        The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

        The Company has a commitment to pay a total underwriting discount of 7% of the public offering price. The payment to the underwriters representing 3% of the 7% underwriting fee will be deferred until the Company consummates a business combination.

        Pursuant to proposed letter agreements with the Company, the Initial Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Company’s proposed initial public offering.

        Pursuant to a Sponsors’ Warrants Securities Purchase dated July 6, 2007, certain of the Initial Stockholders have agreed to purchase from the Company, in the aggregate, 4,625,000 (see Note 9) warrants for $4,625,000 (see Note 9) (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants are identical to the warrants included in the units being sold in this offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions. If the Company does not complete such a business combination then the $4,625,000 will be part of the liquidity distribution to the Company’s public stockholders, and the warrants will expire worthless.

        The Initial Stockholders, holders of the Sponsors’ Warrants (or underlying securities) and holders of shares purchased in accordance with to Rule 10b5-1 under the Securities Exchange Act of 1934 during the Buyback Period will be entitled to registration rights with respect to the Founders’ Common Stock or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founders’ Common Stock are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders’ Common Stock is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. The holders of shares purchased pursuant to Rule 10b5-1 during the Buyback Period are entitled to demand that the Company register such securities commencing nine months after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6. Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        The Company’s certificate of incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7. Common Stock

        The Company is authorized to issue 60,000,000 shares of common stock (see Note 9) with a par value of $.0001 per share.

F-11

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.
(a development stage company)
June 30, 2007

NOTES TO FINANCIAL STATEMENTS — (Continued)

(unaudited with respect to March 16, 2007 through June 30, 2007)

7. Common Stock (Continued)

        At June 30, 2007, there were 24,625,000 shares of common stock reserved for issuance upon exercise of Warrants and the Sponsors’ Warrants.

        On February 25, 2007, the Company issued 5,750,000 shares of common stock to its initial stockholders, for $25,000 in cash, at a purchase price of approximately $0.004 per share. This includes an aggregate of 750,000 shares of common stock subject to forfeiture by these initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full by the underwriters so that these initial stockholders will collectively own 20% of the Company’s issued and outstanding shares after this offering (assuming none of them purchase units in this offering) (see Note 9).

8. Legal

        There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

9. Subsequent Events

        a. The Company’s Board of Directors authorized an amendment to the Company’s Certificate of Incorporation and on May 15, 2007 the Company filed with the state of Delaware this amendment to increase the number of authorized shares of common stock from 50,000,000 to 60,000,000. This increase in authorized shares has been retroactively restated in these financial statements.

        b. On July 5, 2007, the Company’s Board of Directors authorized a stock dividend of 0.226667 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

        On July 5, 2007, the Company and the underwriters increased the size of the offering to 20,000,000 units (23,000,000 if the underwriters exercise their 30-day over-allotment option in full). In addition, the existing stockholders also agreed to an increase of their simultaneous warrant purchase on a private placement basis which has increased in the aggregate by $1,375,000 to $4,625,000.

        Effective July 5, 2007, an aggregate of 750,000 shares of common stock is subject to forfeiture by the Company’s initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that these initial stockholders will collectively own 20% of the Company’s issued and outstanding shares after this offering (assuming none of them purchase units in this offering).

        On July 6, 2007, the Company amended its Certificate of Incorporation to reflect the company’s name change from Hanover-STC Acquisition Corp. to Alternative Asset Management Acquisition Corp.

F-12

$200,000,000

Alternative Asset Management Acquisition Corp.

20,000,000 Units

PROSPECTUS
, 2007

Citi

Lazard Capital Markets

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$ 1,000	(1)
SEC registration fee	7,061
NASD filing fee	36,000
American Stock Exchange fees	75,000
Accounting fees and expenses	65,000
Printing expenses	65,000
Directors & Officers liability insurance premiums	187,000	(2)
Legal fees and expenses	300,000
Miscellaneous	50,939	(3)

Total	$ 787,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates an initial business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        ”Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the

II-1

person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who

II-2

acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Our amended and restated certificate of incorporation provides:

        ”The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        On February 25, 2007, we issued 5,750,000 shares of our common stock (after giving effect to our stock dividend) to the family trust of one of our executive officers for $25,000 in cash, at a purchase price of $0.005 per share. On March 22, 2007, the purchaser transferred at cost an aggregate of 5,175,000 of these shares to certain of our directors and various entities affiliated with certain of our directors. On July 2, 2007 the family trust referenced above transferred at cost 28,750 of our issued and outstanding shares to a new director and on July 6, 2007 another stockholder transferred at cost 539,062 of our issued and outstanding shares to one of our executive officers. Such shares were issued on February 25, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. These shares include an aggregate of 750,000 shares of common stock subject to forfeiture by these stockholders to the extent that the underwriters’ over-allotment is not exercised in full so that they collectively own 20% of the issued and outstanding shares of common stock after the offering.

        Two of our directors and entities affiliated with certain of our directors and executive officers have committed to purchase from us 4,625,000 warrants at a price of $1.00 per warrant (for an aggregate purchase price of $4,625,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

        No underwriting discounts or commissions were paid with respect to such sales.

II-3

Item 16. Exhibits and Financial Statement Schedules.

        (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	Amended and Restated Bylaws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.**
10.1	Promissory Note issued by the Registrant on February 23, 2007.**
10.2	Stock Purchase Agreement dated February 25, 2007 between the Registrant and Jakal Investments LLC.**
10.3	Stock Purchase Agreement dated March 22, 2007 among Jakal Investment LLC and Hanover Overseas Limited, STC Investment Holdings LLC and Solar Capital, LLC.**
10.4	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer, director and stockholder.**
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.6	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders of the Registrant.**
10.7	Form of Letter Agreement between Hanover Group US LLC and the Registrant regarding administrative support.**
10.8	Form of Registration Rights Agreement among the Registrant and the initial stockholders of the Registrant.**
10.9	Amended and Restated Sponsors’ Warrants Securities Purchase Agreement dated July 6, 2007 among the Registrant and each of the sponsors.**
10.10	Form of Letter Agreement between Citigroup Global Markets Inc. and each of the Hanover Group, STC Investment Holdings LLC and Solar Capital, LLC.
10.11	Form of Right of First Review Letter Agreement among the Registrant, Hanover Group US, LLC, Mark Klein and Paul Lapping.**
10.12	Stock Purchase Agreement dated July 2, 2007 among Jakal Investments LLC and Frederick Kraegel.**
10.13	Stock Purchase Agreement dated July 6, 2007 by and between Hanover Overseas Limited and Mark Klein.**
14	Form of Code of Ethics.**
23.1	Consent of Marcum & Kliegman LLP.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.**

**	Previously filed.

Item 17. Undertakings.

        (a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a

II-4

director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of July, 2007.

Alternative Asset Management Acquisition Corp.
By:	/s/ MARK D. KLEIN Mark D. Klein Principal Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ MARK D. KLEIN Mark D. Klein	(Principal executive officer)	July 13, 2007

/s/ PAUL D. LAPPING Paul D. Lapping	(Principal financial and accounting officer)	July 13, 2007

* Michael J. Levitt	Director	July 13, 2007

* Jonathan I. Berger	Director	July 13, 2007

* Michael S. Gross	Director	July 13, 2007

* David C. Hawkins	Director	July 13, 2007

* Frederick G. Kraeger	Director	July 13, 2007

* Bradford R. Peck	Director	July 13, 2007

* Steven A. Shenfeld	Director	July 13, 2007

* /s/ MARK D. KLEIN Attorney-in-fact

II-6